UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1345 Avenue of the Americas, 32nd Floor
New York, New York 10105

Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held August 12, 2021

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Bluerock Residential Growth REIT, Inc. (the “Company”), to be held online as a virtual meeting on August 12, 2021 at 11:00 a.m. Eastern Time.

Due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and well-being of our stockholders and our community, the Annual Meeting will be held in a virtual meeting format only, via live webcast. We believe the virtual meeting format enhances stockholder access, participation and communication, while reducing costs and increasing overall safety for both our Company and our stockholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

Only stockholders of record of our Class A common stock, $0.01 par value per share (the “Class A Common Stock”), and our Class C common stock, $0.01 par value per share (the “Class C Common Stock,” and together with the Class A Common Stock, the “Common Stock”) at the close of business on June 11, 2021 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Such stockholders may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRG2021. You will need to provide your 12-digit control number that is on your Notice Regarding the Availability of Proxy Materials, or on your proxy card if you received proxy materials by mail.

At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.	Election of Directors. Elect the five director nominees named in the accompanying proxy statement to hold office until the 2022 annual meeting of stockholders and until their successors are duly elected and qualify. See “Proposal 1: Election of Directors” beginning on page 12 of the accompanying proxy statement.

2.	Non-Binding, Advisory Vote on Executive Compensation. Approve a non-binding, advisory resolution on the compensation of the Company’s named executive officers (“NEOs”). See “Proposal 2: Non-Binding, Advisory Vote on Executive Compensation” beginning on page 67 of the accompanying proxy statement.

3.	Ratification of Independent Auditor. Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending December 31, 2021. See “Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm” beginning on page 68 of the accompanying proxy statement.

4.	Other Business. Attend to such other business as may properly come before the meeting and any postponement or adjournment thereof.

After careful consideration of each of the proposals above, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of our Annual Meeting, and conserves natural resources. As a result, we will mail our stockholders (other than those who have previously requested electronic or paper delivery) a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) and vote online. The notice will also include instructions on how you can receive a paper copy of the proxy materials, including this Notice of Stockholders (the “Annual Meeting Notice”), Proxy Statement, 2020 Annual Report and proxy card. If you elect to receive your proxy materials by mail, the Annual Meeting Notice, Proxy Statement, 2020 Annual Report and proxy card from our board of directors will be mailed to you in hard copy. If you elect to receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Proxy Statement and 2020 Annual Report on the Internet.

This Annual Meeting Notice and Proxy Statement, 2020 Annual Report and proxy card are first being made available to our stockholders on or about June 25, 2021.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE.

You may vote by following the instructions on the Notice Regarding the Availability of Proxy Materials, or, if you received proxy materials by mail, by completing, signing and dating the enclosed proxy and returning it promptly in the envelope provided, or authorizing your proxy by telephone or through the Internet. Please review the instructions on each of your voting options described in the Proxy Statement, as well as in the Notice Regarding the Availability of Proxy Materials or proxy card you received in the mail.

You have the option to revoke your proxy at any time prior to the Annual Meeting, or to vote your shares personally if you attend the Annual Meeting virtually. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2021:

Our Annual Meeting Notice, Proxy Statement and 2020 Annual Report
are also available at http://www.bluerockresidential.com.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: BRG@morrowsodali.com

By Order of the Board of Directors,

Michael L. Konig
Secretary
June 25, 2021

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
1345 Avenue of the Americas
32nd Floor
New York, New York 10105
(212) 843-1601

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on August 12, 2021.

This proxy statement is available
at http://www.bluerockresidential.com.

General

The accompanying proxy is solicited by the board of directors of Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), for use in voting at the 2021 annual meeting of stockholders (the “Annual Meeting”) and any postponements and adjournments thereof. This proxy statement, the Notice of Annual Meeting of Stockholders, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are first being made available to stockholders on or about June 25, 2021.

We encourage you to vote your shares, either by attending and voting at the virtual Annual Meeting or by following the instructions on the Notice Regarding the Availability of Proxy Materials and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by requesting, signing, dating and returning a proxy card, and the Company receives them in time for the Annual Meeting, the person(s) named as proxy will vote the shares registered directly in your name in the manner that you specified.  If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares FOR  each of the proposals to be considered and voted on at the Annual Meeting.

Annual Meeting Information

Date and Location

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Annual Meeting will be held on August 12, 2021 at 11:00 a.m., Eastern Time. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRG2021 and using your 12-digit control number included in your Notice Regarding the Availability of Proxy Materials, on the proxy card you received, or in the instructions that accompanied your proxy materials. Online check-in will begin at 10:45 a.m. Eastern Time. Please allow time for online check-in procedures.

Attendance

You are entitled to participate in the virtual Annual Meeting only if you were a stockholder of record of our Class A common stock, $0.01 par value per share (the “Class A Common Stock”) or our Class C common stock, $0.01 par value per share (the “Class C Common Stock,” and together with the Class A Common Stock, the “Common Stock”) as of the close of business on June 11, 2021 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRG2021 and using your 12-digit control number to enter the virtual meeting.

Availability of Proxy and Annual Meeting Materials

Our Notice of 2021 Annual Meeting of Stockholders, this proxy statement and the 2020 Annual Report are available at http://www.bluerockresidential.com.

In this proxy statement, we refer to our sponsor, Bluerock Real Estate, L.L.C., as “Bluerock,” and BRG Manager, LLC, as our “former Manager.” We refer to our operating partnership, Bluerock Residential Holdings, L.P. as our “Operating Partnership,” and to its wholly owned subsidiary, Bluerock REIT Operator, LLC, as “REIT Operator.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you provide me with this proxy statement?

A:	We have provided you with this proxy statement and proxy card because our board of directors is soliciting your proxy to vote your shares at the virtual Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”), and is designed to assist you in voting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply follow the instructions on the Notice Regarding the Availability of Proxy Materials or, if you received proxy materials by mail, you may complete, sign and date the enclosed proxy and return it promptly by mail, or you may authorize your proxy by telephone or through the Internet.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing R. Ramin Kamfar and Jordan B. Ruddy, each of whom is an officer of the Company, as your proxies, and you are giving them permission to vote your shares of Common Stock at the Annual Meeting. The appointed proxies will vote all of your shares of Common Stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR each of the five director nominees named in this proxy statement. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of Common Stock. Accordingly, whether or not you plan on attending the Annual Meeting, it is important for you to vote your shares as soon as possible.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Annual Meeting will be held on August 12, 2021, at 11:00 a.m. Eastern Time. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRG2021 and using your 12-digit control number included in your Notice Regarding the Availability of Proxy Materials, on the proxy card you received, or in the instructions that accompanied your proxy materials. Online check-in will begin at 10:45 a.m. Eastern Time. Please allow time for online check-in procedures.

Q:	Why are you holding a virtual Annual Meeting?

A:	Due to the continued public heath impact of the coronavirus (“COVID-19”) pandemic and to support the health and well-being of our stockholders and our community, the Annual Meeting will be held in a virtual meeting format, via live webcast. Our virtual meeting format has been designed to enhance, rather than constrain, stockholder access, participation and communication. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, and reduce costs, which aligns with our broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares online from any remote location with Internet connectivity.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Anyone who owned shares of our Class A common stock, $0.01 par value per share (the “Class A Common Stock”), or our Class C common stock, $0.01 par value per share (the “Class C Common Stock” and, together with the Class A Common Stock, the “Common Stock”), at the close of business on June 11, 2021, the record date for the Annual Meeting (the “Record Date”), or their duly appointed proxies, are entitled to vote at the Annual Meeting. Our Class A Common Stock and our Class C Common Stock are the only classes of our Common Stock, and are the only classes of securities entitled to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:	All holders of our Class A Common Stock or our Class C Common Stock at the close of business on the Record Date, or their duly appointed proxies, are authorized to attend the virtual Annual Meeting. You may attend the virtual Annual Meeting, vote, and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/BRG2021 and using your 12-digit control number to enter the meeting.

Q:	How many shares of Class A Common Stock and Class C Common Stock are outstanding?

A:	As of the close of business on June 11, 2021 (i.e., the Record Date), there were 29,552,682 shares of our Class A Common Stock and 76,603 shares of our Class C Common Stock outstanding and entitled to vote. Each share of Class C Common Stock entitles the holder thereof to fifty votes on each matter on which holders of Class A Common Stock are entitled to vote; thus, for purposes of the Annual Meeting, a total of 33,382,832 shares of our Common Stock are deemed outstanding and entitled to vote.

Q:	What will constitute a quorum at the Annual Meeting?

A:	A quorum consists of the presence, virtually or by proxy, of stockholders entitled to vote at the meeting holding at least a majority of the aggregate number of shares of our Class A Common Stock and shares of our Class C Common Stock deemed outstanding on the Record Date. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, you will be considered in determining the presence of a quorum.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Class A Common Stock and fifty votes for each share of Class C Common Stock you held as of the Record Date.

Q:	What am I voting on?

A:	At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect each of the five director nominees to serve on our board of directors until the 2022 annual meeting of stockholders and until their successors are duly elected and qualify.

2.	To approve, on a non-binding, advisory basis, the compensation of our NEOs.

3.	To approve the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.	You may also be asked to vote on any other business as may properly come before the Annual Meeting.

Q:	How may I vote on each proposal?

A:	You may vote on each proposal as follows:

Proposal 1:	You may vote for any or each of the five director nominees named in this proxy statement to serve on the board of directors, withhold from any particular director nominee, or withhold from all director nominees.

Proposal 2:	You may vote for, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation of our NEOs.

Proposal 3:	You may vote for, against, or abstain from voting to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 4:	You may vote for, against, or abstain from voting to approve any other business as may properly come before the Annual Meeting.

Q:	How does the board of directors recommend I vote on each of the proposals?

A:	The recommendations of the board of directors are set forth together with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the election as directors of the five director nominees named in this proxy statement (see Proposal 1);

•	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (see Proposal 2); and

•	FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (see Proposal 3).

Should any business not described above properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their discretion.

Q:	How can I vote?

A:	You can vote by attending the virtual Annual Meeting, or by proxy. You may authorize a proxy to vote on your behalf by following the instructions provided on the Notice Regarding the Availability of Proxy Materials or on the proxy card. Authorizing your proxy will not limit your right to participate in the virtual Annual Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or telephone are shown on the Notice Regarding the Availability of Proxy Materials or the accompanying proxy card. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Q:	Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A.	If your shares are held in a “street name” through a broker, bank or other nominee, you must direct your intermediary regarding how you would like your shares voted by following the voting instructions you receive from your broker, bank or other nominee; or, if you want to participate in the virtual Annual Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee to obtain a legal proxy from the record holder of your shares. Please instruct your broker, bank or other nominee regarding how you would like your shares voted so your vote can be counted.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)	providing written notice of the revocation prior to the Annual Meeting to Michael L. Konig, our Secretary;

(2)	attending the Annual Meeting and voting in person; or

(3)	properly submitting a later-dated proxy card in keeping with the instructions provided with these proxy materials, if we receive it no later than 11:59 p.m. Eastern Time on August 11, 2021.

If you hold your shares through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Participating in the virtual Annual Meeting does not revoke your proxy unless you also vote online at the virtual Annual Meeting

Q:	Will my vote make a difference?

A:	Yes. Your vote could affect the composition of our board of directors, as well as the outcome of the advisory vote on the compensation of our NEOs, and the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Moreover, your vote is needed to ensure that these proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What is a broker “non-vote,” and how are such votes cast and counted?

A:	A “broker non-vote” occurs when a broker does not receive voting instructions from the beneficial owner of shares of Common Stock on a particular matter and does not have discretionary authority to vote the shares on that matter, but has discretionary voting power on other proposals.

SEC rules prohibit brokers from voting their customers’ shares on proposals considered by the rules of the NYSE American to be “non-routine” matters without receiving voting instructions from the customer. Under the rules of the NYSE American, Proposal 1 (the election of directors) and Proposal 2 (the non-binding, advisory vote on the compensation of our NEOs) are considered “non-routine” matters. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide voting instructions to their broker, their shares will not be voted in connection with these proposals. In such event, for purposes of Proposal 1 (the election of directors) and Proposal 2 (the non-binding, advisory vote on the compensation of our NEOs), a “broker non-vote” will occur with respect to their shares, which broker non-vote will not be counted as a vote cast, and will have no effect on the result of the vote. However, broker non-votes will be considered “present” for the purpose of determining whether a quorum exists.

Proposal 3 (the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021) is the only matter to be presented at the Annual Meeting that is considered “routine” under NYSE American rules, and on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

Q:	How are abstentions counted?

A:	Abstentions will be considered “present” for the purpose of determining whether a quorum exists. However, under Maryland law, for purposes of Proposal 1 (the election of directors), Proposal 2 (the non-binding, advisory vote on the compensation of our NEOs) and Proposal 3 (the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021), abstentions are not considered to be votes cast on a proposal. Accordingly, consistent with Maryland law, abstentions will not be treated as votes cast and will have no effect on the result of the vote.

Q:	What are the voting requirements to approve Proposal 1?

A:	Under our bylaws, in order to be elected as a director as described in Proposal 1, a director nominee must receive the affirmative vote of a plurality of all votes cast at the Annual Meeting at which a quorum is present. This means that a director nominee with the most votes for a particular board seat is elected to that seat. Because the number of director nominees does not exceed the number of board seats, a director nominee need only receive a single “for” vote to be elected. “Withhold” votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, but will be considered “present” for the purpose of determining the presence of a quorum. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

.	Q:	What are the voting requirements to approve Proposals 2 and 3?

A:

Under our bylaws, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve Proposal 2 (the non-binding, advisory vote on the compensation of our NEOs) and Proposal 3 (the vote to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021).

This means that Proposals 2 and 3 each need to receive more “for” votes than “against” votes in order to be approved. In the event that no option receives a majority of the votes cast on any such proposal, we will consider the option that receives the most votes to be the option selected by stockholders on such proposal.

Q:	How will voting on any other business be conducted?

.	A:	We do not know of any business to be considered at the Annual Meeting other than the election of directors, the compensation of our NEOs, and the ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2021. However, if any other business is properly presented at the Annual Meeting, your submitted proxy gives authority to R. Ramin Kamfar and Jordan B. Ruddy, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

.	Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:	Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2022 may do so by following the procedures prescribed in Article II, Section 11 of our Bylaws. To be eligible for presentation to and action by the stockholders at the 2022 annual meeting, director nominations and other stockholder proposals must be received by Michael L. Konig, our Secretary, no earlier than the 150th day, nor later than 5:00 p.m. Eastern Time on the 120th day, prior to the first anniversary of the date of this proxy statement (i.e., no earlier than January 26, 2022 and no later than February 25, 2022). However, if we hold our 2022 annual meeting before July 13, 2022, or after September 9, 2022, stockholders must submit proposals no earlier than 150 days prior to the 2022 annual meeting date and no later than the later of 120 days prior to the 2022 annual meeting date or ten (10) days after announcement of the 2022 annual meeting date.

Q:	Who will solicit and pay the cost of soliciting proxies for the Annual Meeting?

A:	We will bear all expenses incurred in connection with the solicitation of proxies. We have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at a cost of approximately $15,000 plus expenses. Additionally, our officers, directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses.

Q:	Who can I contact with questions on how to vote?

A:

If you have questions regarding the Annual Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help in voting your shares of Common Stock, please contact our Proxy Solicitor:

Morrow Sodali LLC
 470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: BRG@morrowsodali.com

Q:	How can I contact the Company?

A:	The Company’s principal executive offices are located at 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105. The Company’s telephone number is (212) 843-1601, and the telephone number for our Investor Relations department is (888) 558-1031.

Q:	Where can I find more information?

A:	We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or 1-202-551-7900 for further information regarding the public reference facilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of June 11, 2021 (i.e., the Record Date), certain information regarding the total beneficial ownership of shares of our Class A Common Stock and shares of our Class C Common Stock, as well as shares of our Class A Common Stock issuable upon redemption of units of limited partnership interest in the Operating Partnership (“OP Units”) and long-term incentive plan units of the Operating Partnership (“LTIP Units”), for (1) each person who is the beneficial owner of 5% or more of our outstanding shares of Common Stock, (2) each of our directors and named executive officers (“NEOs”), and (3) all of our directors and NEOs as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of Class A Common Stock or Class C Common Stock as opposed to OP Units or LTIP Units is set forth in the table below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of Common Stock subject to options, vesting or other rights (as set forth above) held by that person that are exercisable or will become exercisable or vest within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name of Beneficial Owner	Title of Class of Securities Owned	Amount and Nature of Beneficial Ownership	Percent of Class(7)	Amount of Beneficial Ownership	Percent of Common Stock(10)
Executive Officers and Directors:(1)(7)
R. Ramin Kamfar	Class A Common Stock(2)	26,241	*	493,197	1.28%
	Class C Common Stock	41,979	54.80%
	OP Units(3)	13,184	*
	LTIP Units(2)(3)(4)	411,793	15.58%
Jordan B. Ruddy	Class A Common Stock	14,563	*	305,930	*
	Class C Common Stock	8,670	11.32%
	OP Units(5)	20,284	*
	LTIP Units(4)	262,413	9.93%
James G. Babb	Class A Common Stock	9,480	*	895,018	2.32%
	Class C Common Stock	10,916	14.25%
	OP Units	633,250	10.04%
	LTIP Units(4)	241,372	9.13%
Ryan S. MacDonald	Class C Common Stock	2,729	3.56%	352,892	*
	OP Units	167,289	2.65%
	LTIP Units(4)	182,874	6.92%
Christopher J. Vohs	Class A Common Stock	2,575	*	49,214	*
	LTIP Units(4)	46,639	1.76%
Michael L. Konig	Class C Common Stock	8,670	11.32%	672,035	1.74%
	OP Units(6)	424,845	6.73%
	LTIP Units(4)	238,520	9.02%
Elizabeth Harrison, Independent Director	LTIP Units	24,508	*	24,508	*
Kamal Jafarnia, Independent Director	LTIP Units	17,436	*	17,436	*
I. Bobby Majumder, Independent Director	Class A Common Stock	14,225	*	44,331	*
	LTIP Units	30,106	1.14%
Romano Tio, Independent Director	Class A Common Stock	27,244	*	57,350	*
	LTIP Units	30,106	1.14%
All Named Executive Officers and Directors as a Group(4)(7)		2,911,911	7.55%	2,911,911	7.55%
5% Stockholders:
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10022	Class A Common Stock	1,953,399	6.61%	N/A	N/A
AllianceBernstein L.P.(9) 1345 Avenue of the Americas New York, NY 10105	Class A Common Stock	1,624,496	5.50%	N/A	N/A

*Less than 1%.

(1)	The address of each beneficial owner listed is 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105.

(2)	16,611 shares of Class A Common Stock and 66 vested LTIP Units reflected in totals are pledged as security in connection with third party loans. Totals do not include an additional 453,808 unvested LTIP Units pledged as security in connection with third party loans (which unvested LTIP Units comprise a portion of those addressed in footnote (4) below).

(3)	On September 23, 2020, for estate planning purposes, Mr. Kamfar transferred 4,317,480 OP Units and 1,658,404 LTIP Units to an irrevocable trust of which members of his immediate family are the beneficiaries and of which Mr. Kamfar is neither a trustee nor a beneficiary.

(4)	Totals do not include the following remaining unvested LTIP Units issued to each such executive officer pursuant to their Executive Agreement: (a) 576,436 remaining unvested LTIP Units issued to Mr. Kamfar; (b) 315,744 unvested LTIP Units issued to Mr. Ruddy; (c) 227,551 unvested LTIP Units issued to Mr. Babb; (d) 341,304 unvested LTIP Units issued to Mr. MacDonald; (e) 79,060 unvested LTIP Units issued to Mr. Vohs; and (f) 280,798 unvested LTIP Units issued to Mr. Konig. The remaining unvested LTIP Units attributable to each such executive officer will vest and become nonforfeitable in accordance with the vesting periods (and any applicable performance criteria and targets) of each initial award, subject to continued employment and other conditions.

(5)	On December 22, 2020, for estate planning purposes, Mr. Ruddy transferred 494,588 OP Units to an irrevocable trust of which members of his immediate family are the beneficiaries and of which Mr. Ruddy is neither a trustee nor a beneficiary.

(6)	424,845 OP Units reflected in total are pledged as a security in connection with a third party loan.

(7)

Numbers and percentages in the table are based on 29,552,682 shares of Class A Common Stock outstanding, 76,603 shares of Class C Common Stock outstanding, 6,309,672 OP Units outstanding and 2,636,248 vested LTIP Units outstanding, in each case as of June 11, 2021 (i.e., the Record Date), for a total of 38,575,205 shares of Class A Common Stock, Class C Common Stock, OP Units and vested LTIP Units outstanding. Numbers and percentages in the table exclude 2,464,007 unvested LTIP Units outstanding as of June 11, 2021 as set forth in footnote (4) above.

Percentage for all NEOs and directors as a group is based on the combined total of all 38,575,205 shares of Class A Common Stock, Class C Common Stock, OP Units and vested LTIP Units, as each is an equivalent unit of ownership.

(8)	Based on the Schedule 13G/A filed with the SEC on January 29, 2021. This report includes holdings of various subsidiaries of BlackRock, Inc. BlackRock has sole voting power with respect to 1,933,678 shares, sole dispositive power with respect to 1,953,399 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A Common Stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A Common Stock outstanding as of the close of business on June 11, 2021.

(9)	Based on the Schedule 13G filed with the SEC on February 8, 2021. AllianceBernstein L.P. has sole voting power with respect to 1,624,496 shares, sole dispositive power with respect to 1,624,496 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A Common Stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A Common Stock outstanding as of the close of business on June 11, 2021.

(10)	Percent of Common Stock for each executive officer and director is calculated using the combined total of all shares of Class A Common Stock, Class C Common Stock, OP Units and vested LTIP Units owned by each such individual, as each is an equivalent unit of ownership, relative to the combined total of 38,575,205 shares of Class A Common Stock and Class C Common Stock, OP Units, and vested LTIP Units outstanding as of June 11, 2021 (comprised of 29,552,682 shares of Class A Common Stock outstanding, 76,603 shares of Class C Common Stock outstanding, 6,309,672 OP Units outstanding, and 2,636,248 vested LTIP Units outstanding). Further, the number of vested LTIP Units owned by each of the following executive officers and directors include the indicated number of LTIP Units that, though vested, may not yet have achieved capital account equivalency with the OP Units held by the Company (at which time such LTIP Units may convert to OP Units and may then be settled in shares of Class A Common Stock): (a) 36,705 vested LTIP Units owned by Mr. Ruddy; (b) 34,339 vested LTIP Units owned by Mr. Babb; (c) 39,763 vested LTIP Units owned by Mr. MacDonald; (d) 33,366 vested LTIP Units owned by Mr. Konig; (e) 7,381 vested LTIP Units owned by Ms. Harrison; (f) 7,381 vested LTIP Units owned by Mr. Majumder; (g) 7,381 vested LTIP Units owned by Mr. Tio; and (h) 7,381 vested LTIP Units owned by Mr. Jafarnia.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote on the election of all five members of our board of directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than the minimum number required by the Maryland General Corporation Law. Our bylaws further provide that the number of our directors may not be more than fifteen (15). We currently have the following five (5) directors, including four independent directors: R. Ramin Kamfar, Elizabeth Harrison, Kamal Jafarnia, I. Bobby Majumder and Romano Tio. The term of each such incumbent director expires at the Annual Meeting and when his or her respective successor is duly elected and qualifies.

Effective May 4, 2021, upon the recommendation of the nominating and corporate governance committee (which is comprised solely of independent directors), our board of directors nominated incumbent directors R. Ramin Kamfar, Elizabeth Harrison, Kamal Jafarnia, I. Bobby Majumder and Romano Tio to stand for re-election for the five director positions at the Annual Meeting, with each to hold office until our annual meeting of stockholders in 2022 and until his or her respective successor is duly elected and qualifies.

Each of the five nominees has consented to serve until the 2022 annual meeting of stockholders and has consented to be named in this proxy statement. If for any reason any of the nominees becomes unavailable for election, our board of directors may designate a substitute nominee. In such case, the persons named as proxies in the accompanying proxy card will vote for the substitute nominee designated by our board of directors. Alternatively, our board of directors may reduce the size of the board of directors, or leave the position vacant.

Nominees for Election — Directors’ Backgrounds and Qualifications

We have provided below certain information about each nominee for election as a director.

Name	Position(s)	Age*	Year First Became a Director
R. Ramin Kamfar	Chairman of the Board, Chief Executive Officer	57	2008
I. Bobby Majumder	Independent Director	52	2009
Romano Tio	Independent Director	61	2009
Elizabeth Harrison	Independent Director	56	2018
Kamal Jafarnia	Independent Director	54	2019

* As of June 1, 2021.

R. Ramin Kamfar has served as a member of our board of directors, including as Chairman of the Board, since August 2008.

Mr. Kamfar serves as our Chairman of the Board and as our Chief Executive Officer. Mr. Kamfar has served as our Chairman of the Board since August 2008, and also served as our President from April 2014 until October 2017. Mr. Kamfar also served as Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, from August 2008 to February 2013. Mr. Kamfar is the Founder and has also served as the Chairman and Chief Executive Officer of Bluerock since 2002, where he has overseen the acquisition and development of approximately 36,000 apartment units, and over 2.5 million square feet of office space. In addition, Mr. Kamfar has served as Chairman of the Board of Trustees and as a Trustee of Bluerock Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Kamfar has approximately 30 years of experience in various aspects of real estate, private equity, and investment banking. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. From 1993 to 2002, Mr. Kamfar built a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

 Mr. Kamfar’s knowledge of the Company based on his years of service, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Kamfar should continue to serve as a member of our board of directors.

I. Bobby Majumder has served as one of our independent directors since January 2009.

In addition, since May 2017, Mr. Majumder has served as our lead independent director and presides over executive sessions of our non-employee directors. Mr. Majumder is a partner at the law firm of Reed Smith, where he serves as the Managing Partner of the firm’s Dallas office and firmwide Co-Chair of the firm’s India practice. Mr. Majumder specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Reed Smith, Mr. Majumder was a partner at the law firm of Perkins Coie from March 2013 to May 2019. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent Trustee on the Board of Trustees of Bluerock Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.

Mr. Majumder’s experience as a partner at Reed Smith and his legal education, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Majumder should continue to serve as a member of our board of directors.

Romano Tio has served as one of our independent directors since January 2009.

In addition, from February 2016 to May 2017, Mr. Tio served as our lead independent director and presided over executive sessions of our non-employee directors. Mr. Tio serves as Senior Managing Director with Greystone, a commercial real estate finance and investment firm. From June 2017 to March 2021, Mr. Tio served as Senior Managing Director at Ackman-Ziff, an institutional real estate capital advisory firm. From May 2009 to June 2017, Mr. Tio served as Managing Director of RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent Trustee of the Board of Trustees of Bluerock Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. Mr. Tio served as an independent member of the Board of Directors of Yangtze River Development Ltd. from January 2016 until February 2017. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.

Mr. Tio’s knowledge of the real estate industry, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Tio should continue to serve as a member of our board of directors.

Elizabeth Harrison has served as one of our independent directors since July 2018.

Ms. Harrison has over 23 years of branding and marketing experience. Ms. Harrison serves as the Chief Executive Officer and Principal of Harrison & Shriftman (“H&S”), a full-service marketing, branding and public relations agency with offices in New York, Miami and Los Angeles, which she co-founded in 1995. In 2003, Ms. Harrison organized the sale of H&S to Omnicom Group (NYSE: OMC), a leading global marketing and corporate communications company, and continued to serve as Chief Executive Officer where she is responsible for the company’s operations and strategic development, while overseeing communications, partnerships and marketing for clients that include real estate developers, luxury hotel properties and travel technology companies on a global level. In 2011, H&S became the complementary sister-agency of Ketchum, a leading global communications consultancy. Ms. Harrison is the co-author of several books and is frequently invited to share her luxury branding expertise at high-profile conferences and summits, most recently including Harvard’s 5th Annual CEO Roundtable: Building Leading Brands and Driving Growth. Ms. Harrison has also served as a panelist for Step Up Women’s Network’s “View from the Top” seminar. Ms. Harrison has served on the boards of Love Heals and the Alison Gertz Foundation for AIDS Education, and also works closely with the Ars Nova Theater Group. Ms. Harrison received a B.A. degree in 1986 from Sarah Lawrence College, located in Bronxville, New York.

Ms. Harrison’s extensive leadership and entrepreneurial experience, background in luxury branding and marketing, and additional experience noted above led the nominating and corporate governance committee to conclude Ms. Harrison should continue to serve as a member of our board of directors.

Kamal Jafarnia has served as one of our independent directors since June 2019.

Mr. Jafarnia serves as General Counsel, Executive Vice President, and Secretary of Lonsdale Digital Management, Inc. Previously, he served as General Counsel and Chief Compliance Officer at Artivest Holdings, Inc., which position he held from October 2018 until March 2021, and as Chief Compliance Officer for the Altegris KKR Commitments Fund. Prior to Artivest, Mr. Jafarnia served as Managing Director for Legal and Business Development at Provasi Capital Partners LP. Prior to that, from October 2014 to December 2017, he served as Senior Vice President of W.P. Carey Inc. (NYSE: WPC), as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. and as Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., Mr. Jafarnia served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, Mr. Jafarnia served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Between 2006 and 2012, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors, including, among others, American Realty Capital, a real estate investment program sponsor, and its affiliated broker-dealer, Realty Capital Securities, LLC. In addition, Mr. Jafarnia has served as a non-executive independent member of the board of directors of Ashford Hospitality Trust, Inc. (NYSE: AHT) since January 2013. Mr. Jafarnia received an LL.M. in Securities and Financial Regulation in 2011 from Georgetown University Law Center, located in Washington, D.C., a J.D. degree in 1992 from Temple University, located in Philadelphia, Pennsylvania, and a B.A. degree in Economics and Government in 1988 from the University of Texas at Austin.

Mr. Jafarnia’s legal background and public company experience, as well as the additional experience described above, led the nominating and corporate governance committee to conclude Mr. Jafarnia should continue to serve as a member of our board of directors.

The appointed proxies will vote your shares of Common Stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Under our bylaws, the affirmative vote of a plurality of all votes cast at a meeting at which a quorum is present is required for the election of directors. This means that the director nominees with the most votes are elected, up to the number of directors to be elected. Because the number of director nominees does not exceed the number of board seats, a director nominee need only receive a single “for” vote to be elected. “Withhold” votes and broker non-votes will have no effect on the outcome of the election, but they will count toward the establishment of a quorum. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL FIVE NOMINEES
LISTED FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE

The Board of Directors

We operate under the direction of our board of directors. The board of directors oversees our operations and makes all major decisions concerning our business.

Board Leadership Structure

The board of directors is currently composed of R. Ramin Kamfar, our Chief Executive Officer, and four independent directors: Elizabeth Harrison, Kamal Jafarnia, I. Bobby Majumder and Romano Tio. The board composition and our corporate governance guidelines ensure strong oversight by independent directors. The board of directors’ audit committee, compensation committee and nominating and corporate governance committee are each composed entirely of independent directors, while the board of directors’ investment committee is composed of one of our executive officers and two independent directors. The board of directors is led by Mr. Kamfar, who has served as Chairman of the Board since our inception in 2008. Mr. Kamfar also served as our Chief Executive Officer and the Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, from our inception in 2008 until February 2013. As Chairman of the Board, Mr. Kamfar is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Kamfar manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. Pursuant to our corporate governance guidelines, the board of directors does not require the role of the Chairman of the Board and Chief Executive Officer to be separated. However, our corporate governance guidelines do require the appointment of a lead independent director if the Chairman of the Board is not an independent director. Our lead independent director is I. Bobby Majumder, an independent director since January 2009, who was elected lead independent director by the nominating and corporate governance committee (comprised solely of the independent members of our board of directors). The role of our lead independent director includes the following duties:

•	call meetings of the independent directors, as needed;

•	develop the agendas for meetings of the independent directors;

•	preside at executive sessions of the independent directors;

•	confer regularly with the Chief Executive Officer; and

•	serve as a liaison between the Chief Executive Officer and the independent directors.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers are responsible for the day-to-day management of risks faced by the Company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, our entire board reviews information regarding the Company’s liquidity, borrowings, operations, legal and regulatory compliance and actual and expected material developments in our business, as well as the risks associated with each. In addition, each year the board of directors reviews our investment strategies and objectives and their continued viability, and each quarter the directors review variances in major line items between our current results and our budget from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our property portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The investment committee oversees risk management with respect to specific real estate investments proposed by management and our investment policies and procedures. The compensation committee reviews and approves, on an annual basis, the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluating our Chief Executive Officer’s performance in light of such goals. The compensation committee further reviews and approves, on an annual basis, the compensation, if any, of all of our other officers, and also administers our incentive compensation equity-based plans. The nominating and corporate governance committee is responsible for identifying and recommending to our full board of directors qualified candidates for election as directors, developing and recommending to our board of directors corporate governance guidelines, and implementing and monitoring such guidelines. Although the audit committee, investment committee, compensation committee and nominating and corporate governance committee are responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through reporting by each such committee about such risks, as well as through regular reports directly from the executive officers responsible for oversight of particular risks within the Company.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines, a majority of the members of our board of directors, and all of the members of our audit committee, compensation committee, and nominating and corporate governance committee, must be “independent.” Our Corporate Governance Guidelines define an “independent” director in accordance with the NYSE American Company Guide and under applicable law. In addition, audit and compensation committee members are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards. Our Corporate Governance Guidelines require our board of directors to review the independence of all directors at least annually. A director is not independent unless our board of directors affirmatively determines that he or she does not have a material relationship with us (either directly or as a partner, director, member, stockholder or officer of an organization that has a relationship with us).

Our Chief Executive Officer and Chairman of our board of directors, R. Ramin Kamfar, is affiliated with us and we do not consider Mr. Kamfar to be an independent director. In making its independence determination with respect to our other current directors, our board of directors considered the following:

•	Messrs. Majumder and Tio each serve as an independent Trustee of the Board of Trustees of Bluerock Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock (“TI+”). Serving as a director or trustee of, or having an ownership interest in, another program sponsored by Bluerock will not, by itself, preclude independent director status. Neither of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received or earned any compensation from us or any such other entities except for compensation directly related to service as a director of us or TI+.

•	Mr. Tio serves as Senior Managing Director with Greystone, a commercial real estate finance and investment firm. Prior to Mr. Tio’s employment with Greystone, in January 2021, Greystone provided a bridge loan to one of the Company’s development projects, and Greystone may provide financing on Company projects in the future. Mr. Tio does not have a role as an officer, partner or shareholder with Greystone. As an employee with Greystone, Mr. Tio will be screened from and will not personally be involved in any future transactions with the Company. In addition, Mr. Tio’s compensation will not be affected by the amount of interest, fees or other income that may be earned by Greystone from any such transaction with the Company. The amounts involved in any such transactions are not expected to represent a material percentage of the Company’s, or Greystone’s, revenues, nor should any such transaction constitute a related-party transaction because Mr. Tio will not have a direct or indirect material interest therein.

Having considered these and other relevant factors, our board of directors, on recommendation of the nominating and corporate governance committee, affirmatively determined that each of Elizabeth Harrison, Kamal Jafarnia, I. Bobby Majumder and Romano Tio has no material relationship with us that would impair his or her independent judgment as a director, and qualifies as independent under the standards of the NYSE American, the SEC and our Corporate Governance Guidelines, including with respect to committee membership on the committees on which they serve.

Nomination of Directors

Our nominating and corporate governance committee, which consists of three of our independent directors, has adopted a nominating and corporate governance committee charter that details the committee’s principal functions. These functions include identifying and recommending to our full board of directors qualified candidates for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders. Our bylaws provide that nominations of individuals for election to the board of directors at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Board Membership Criteria

As a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized apartment communities, the Company’s business involves a wide range of real estate, financing, accounting, management and financial reporting issues. In light of the Company’s business and structure, the full board of directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors, and the nominating and corporate governance committee considers the experience, mix of skills, and other qualities of the directors and nominees with respect to all director nominations to ensure appropriate board composition. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries, accounting or financial management expertise, or marketing and branding experience. Our nominating and corporate governance committee and board of directors seek to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board. In particular, the nominating and corporate governance committee and board of directors believe that directors and nominees with the following qualities and experiences can assist in meeting this goal:

•	Senior Leadership Experience. Directors with experience in significant leadership positions provide the Company with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level. Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.

•	Business Entrepreneurship and Transactional Experience. Directors who have a background in entrepreneurial businesses and growth transactions can provide insight into developing and implementing strategies for partnering in joint ventures and/or growing via mergers and acquisitions. Further, such directors have a practical understanding of the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

•	Financial and Accounting Experience. An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows directors to understand, oversee and advise management with respect to the Company’s operating and strategic performance, capital structure, financing and investing activities, financial reporting and internal control of such activities. The Company seeks to have a number of directors who qualify as audit committee financial experts and expects all of its directors to be financially knowledgeable.

•	Real Estate Experience. An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development and apartment communities, brings critical industry-specific knowledge and experience to our board of directors. Education and experience in the real estate industry is useful in understanding the Company’s acquisition and development of apartment communities and the competitive landscape of our industry.

•	Marketing and Branding Experience. Directors with extensive marketing, branding and communications experience can offer advice and insights with regard to strategic, operational and financial aspects of the Company’s integrated and digital marketing. A background in brand management, customer engagement and e-commerce is valuable to the Company’s development and implementation of strategies to strengthen our branding and marketing initiatives and build our overall brand position.

The composition of our board of directors also reflects our commitment to diversity. We believe that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process. Of the five incumbent members of our board of directors, one (1) is female, and four (4) self-identify as ethnic minorities:

	Gender Diversity
Women:	1	20%
Men:	4	80%

	Ethnic Diversity
Minority:	4	80%
Non-minority:	1	20%

Other considerations in director nominations include the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that those nominated to serve as independent directors will be individuals who possess a reputation and hold positions or affiliations befitting a director of a publicly held company and who are actively engaged in their occupations or professions. The board of directors reviewed these criteria in connection with director nominations for the Annual Meeting, and determined that each of the nominees for election to our board of directors satisfies these criteria.

A vacancy in our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal. Any director may resign at any time. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Under our bylaws, in order to be elected as a director, a director nominee must receive the affirmative vote of a plurality of all votes cast at a meeting at which a quorum is present. However, because holders of Common Stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of Common Stock will be able to elect all of the directors.

Board and Committee Meetings and Director Attendance

During 2020, the board of directors held seven (7) separate meetings. Also during 2020, the audit committee held eleven (11) separate meetings, the compensation committee held four (4) separate meetings and the nominating and corporate governance committee held two (2) separate meetings. The foregoing totals do not include board of directors or committee action taken by written consent. Each of our directors attended 100% of all meetings of the board of directors held during the period for which he or she served as a director, and at least 94% of all meetings held by all committees of the board of directors on which he or she served during the periods in which he or she served. One director was unable to attend one meeting of the audit committee. For biographical information regarding our directors, see “Nominees for Election — Directors’ Backgrounds and Qualifications” above.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the board of directors at our annual meetings, we invite and encourage all members of the board of directors to attend our annual meetings to foster communication between stockholders and the board of directors. All five members of our board of directors serving at the time attended our 2020 annual meeting of stockholders.

Committees of the Board of Directors

The board of directors has established four committees: an audit committee, an investment committee, a compensation committee and a nominating and corporate governance committee. All of our committees consist solely of independent directors, except that R. Ramin Kamfar, our Chief Executive Officer and Chairman of our board of directors, serves on the investment committee. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our board of directors has established an audit committee, which is comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia, and Romano Tio. Mr. Majumder is the chairman of our audit committee, and is designated as the audit committee financial expert as defined by the applicable rules promulgated by the SEC and the NYSE American corporate governance listing standards.

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

•	to evaluate and approve the audit and non-audit services and fees of our independent registered public accounting firm;

•	to periodically review the auditors’ independence; and

•	to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and procedures, and the audit and financial reporting process.

The audit committee also reviews and approves certain related party transactions, as described under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy.” The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter, as updated and revised by the audit committee, dated as of March 26, 2014.

The audit committee charter is available on our web site at https://ir.bluerockresidential.com/governance-documents.

Investment Committee

Our board of directors has established an investment committee, which is currently comprised of Romano Tio, Elizabeth Harrison, and R. Ramin Kamfar. Mr. Tio is the chairman of our investment committee. Prior to October 2020, our investment committee was comprised of Mr. Tio, Kamal Jafarnia, and Mr. Kamfar. In October 2020, in furtherance of the board of directors’ commitment to periodic committee rotation, Mr. Jafarnia rotated off the investment committee and Ms. Harrison was appointed to serve as a member of the investment committee. The board of directors has delegated to the investment committee the authority (1) to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all other investments in real estate consistent with our investment policy (each, an “Investment Transaction”) involving an equity investment amount equal to or in excess of ten percent (10%) of our Company equity at the time of consideration, and (2) to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.

Our board of directors has further delegated to a management committee comprised of members of our executive management team the authority (1) to approve Investment Transactions involving an equity investment amount of less than ten percent (10%) of our Company equity at the time of consideration, and (2) to review and recommend potential investments equal to or in excess of the 10% threshold for consideration by the investment committee. If the members of the investment committee or the management committee (as applicable) approve a given investment, then management will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the applicable committee.

The investment committee charter is available on our web site at https://ir.bluerockresidential.com/governance-documents.

Compensation Committee

Our board of directors has established a compensation committee, which is comprised of three of our independent directors: Romano Tio, Elizabeth Harrison, and I. Bobby Majumder. Mr. Tio is the chairman of our compensation committee. Our compensation committee charter details the principal functions of the compensation committee. These functions include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation; evaluating our Chief Executive Officer’s performance in light of such goals and objectives; and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter is available on our web site at https://ir.bluerockresidential.com/governance-documents.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of three of our independent directors. None of these individuals has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is currently comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia, and Romano Tio. Mr. Majumder is the chairman of our nominating and corporate governance committee. Prior to October 2020, our nominating and corporate governance committee was comprised of Mr. Majumder, Elizabeth Harrison, and Mr. Tio. In October 2020, in furtherance of the board of directors’ commitment to periodic committee rotation, Ms. Harrison rotated off the nominating and corporate governance committee and Mr. Jafarnia was appointed to serve as a member of the nominating and corporate governance committee. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. These functions include:

•	identifying and recommending qualified candidates to our full board of directors for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending corporate governance guidelines to our board of directors, and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

•	recommending nominees for each committee of our board of directors to our board of directors;

•	annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE American corporate governance listing standards; and

•	overseeing our board of directors’ evaluation of management.

The nominating and corporate governance committee may form and delegate authority to subcommittees in its discretion, provided that such subcommittees must be composed entirely of independent directors, and each such subcommittee must have its own charter setting forth its purpose and responsibilities. The nominating and corporate governance committee charter is available on our web site at https://ir.bluerockresidential.com/governance-documents.

Contacting the Board of Directors

Any stockholder who desires to contact members of the board of directors may do so by writing to: Bluerock Residential Growth REIT, Inc. Board of Directors, 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the board of directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the audit committee for review.

ENVIRONMENTAL STEWARDSHIP, SOCIAL RESPONSIBILITY AND GOVERNANCE

In July 2019, we launched an Environmental, Social, and Corporate Governance Initiative, including the appointment of an internal Corporate Responsibility Committee comprised of key members of management and other key employees, in support of the Company’s ongoing commitment to sustainability, health and safety, corporate social responsibility, corporate governance, and other public policy matters relevant to the Company. Our Corporate Responsibility Committee Charter is available on our website at https://ir.bluerockresidential.com/governance-documents.

Environmental Sustainability

We share our investors’ concerns for the environment and continue to participate in a variety of environmental sustainability initiatives, such as energy monitoring and preservation, water conservation and waste reduction, and recycling. Our investment model, from site selection through development and operations, incorporates an evaluation of multiple environmental impacts and their inclusion in our projections upon acquisition. This affords us the functional and financial flexibility to develop, or retrofit, properties that operate responsibly in a changing environment, generating a continually replenishing opportunity to improve the environmental impact of older, less sustainable properties throughout the United States, while our ground-up developments incorporate environmentally sound principles from their inception. To reflect our commitment to reducing our environmental impact, in July 2019 we adopted an Environmental Sustainability Policy, which is available on our website at https://ir.bluerockresidential.com/governance-documents.

Social Responsibility and Human Capital

We believe our employees are one of our greatest resources, and we recognize that our success is linked to the talent and expertise of our people. In order to attract and retain high performing individuals, we are committed to partnering with our employees to provide opportunities for their professional development, and we strive to provide a diverse and safe workplace by promoting the health, wellness and development of our employees while upholding our corporate responsibility as a public company for the benefit of our stockholders and our community. These principles were never more important than in 2020 in light of the unique challenges posed by the COVID-19 pandemic. To further these objectives, we have undertaken various initiatives, including the following:

•	Diversity and inclusion: We recognize the importance and contributions of a diverse workforce, with an appreciation for the unique perspectives and insights offered by diverse backgrounds. We are committed to the full inclusion of all qualified employees and applicants and to providing equal employment opportunities to all persons, and strive to create a culture that is collaborative, diverse, supportive and inclusive.

•	Employee wellness and benefits: We are focused on creating a workplace that values employee wellness, health and safety, and offer a comprehensive benefits package, 401(k), holiday and personal days to balance work and personal life, as well as sick leave and family leave for the birth or adoption of a child. Throughout the COVID-19 pandemic, our corporate offices transitioned to a remote work environment.

•	Employee training and development: We invest in our employees and are committed to growing individual skills and leadership qualities across our business. We provide department-specific training, access to online training seminars and opportunities to participate in industry conferences, with annual reviews and regular feedback to assist in employee development, and ensure employees have opportunities to provide suggestions to management and safely register complaints.

•	Human Rights Policy: In July 2019, we adopted a Human Rights Policy to reflect our commitment to ensuring the preservation of human rights within the Company, at the properties we operate, and in our communities. Our Human Rights Policy covers topics such as community and stakeholder engagement on human rights issues related to our business, workplace security, forced labor and human trafficking, child labor, work hours, wages, and benefits, and employee reporting. We strive to conduct operations that are consistent with the United Nations Guiding Principles on Business and Human Rights and the Universal Declaration of Human Rights, and we do not tolerate the use of any form of child labor, forced or compulsory labor, and/or violations of labor standards and working conditions and human rights. We also expect our vendors, suppliers, contractors, and tenants to uphold these principles, and urge them to adopt similar policies within their own businesses. Our Human Rights Policy is available on our website at https://ir.bluerockresidential.com/governance-documents.

•	Vendor Code of Conduct: In support of our commitment to conduct business with integrity and in compliance with the letter and spirit of the law, we have adopted a Vendor Code of Conduct setting forth the Company’s fundamental ethical and business conduct requirements for its vendors. The Vendor Code of Conduct includes provisions regarding anti-bribery/corruption, anti-money laundering, unfair business practices, information security and records maintenance, and data privacy, conflicts of interest, labor laws, and health and safety. Our Vendor Code of Conduct is available on our website at https://ir.bluerockresidential.com/governance-documents.

Governance

We are committed to operating our business under strong and accountable corporate governance practices and have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable attributes of our corporate governance structure include the following:

•	We Have a Majority Independent Board. Four (4) of the five (5) incumbent members of our board of directors are independent for purposes of the NYSE corporate governance listing standards and Rule 10A-3 under the Exchange Act.

•	Our Board of Directors is Not Staggered. Each of our directors is subject to re-election annually.

•	We Have a Lead Independent Director. We believe that our Lead Independent Director promotes strong, independent oversight of our management and affairs.

•	Our Key Board Committees Are Fully Independent. We have fully independent Audit, Compensation and Nominating and Corporate Governance Committees.

•	We are Committed to Board Diversity. Of the five (5) incumbent members of our board of directors, one (1) is female, and four (4) self-identify as ethnic minorities.

•	Amended Code of Business Conduct and Ethics. Our directors, officers and employees are subject to our Amended Code of Business Conduct and Ethics to foster the highest standards of ethics and conduct in all business.

•	Pay for Performance Metrics. Our compensation committee believes in linking executive pay with performance, and has used a variety of quantifiable performance metrics for the Company’s annual executive equity incentive programs.

•	Stock Ownership Guidelines. To better align the interests of the Company’s directors and executive officers with those of its stockholders, our Stock Ownership Guidelines require our directors and executive officers to maintain certain levels of ownership in our common stock, ranging from three to six times their annual base salary (depending on position).

•	Anti-Hedging Policy. Our insider trading policy expressly prohibits our directors, officers and employees from engaging in certain hedging transactions with respect to any Company securities at any time.

•	Pledging Policy. Our Pledging Policy prohibits our directors and executive officers from pledging, or otherwise using as collateral to secure any loan or other obligation, any Company securities that such executive officer or director is required to hold pursuant to our Stock Ownership Guidelines.

•	Clawback Policy. Our Clawback Policy provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by us with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations).

•	We Value Stockholder Input. We conduct regular and active stockholder engagement.

EXECUTIVE OFFICERS

The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.

Name	Position(s)	Age*	Year First Became a Director
R. Ramin Kamfar	Chairman of the Board, Chief Executive Officer	57	2008
Jordan B. Ruddy	Chief Operating Officer and President	58	N/A
James G. Babb	Chief Strategy Officer	56	N/A
Ryan S. MacDonald	Chief Investment Officer	38	N/A
Michael L. Konig	Chief Legal Officer and Secretary	60	N/A
Christopher J. Vohs	Chief Financial Officer and Treasurer	45	N/A
Michael DiFranco	Executive Vice President, Operations	56	N/A

*As of June 1, 2021.

Jordan B. Ruddy, Chief Operating Officer and President.   Mr. Ruddy serves as our Chief Operating Officer and President. Mr. Ruddy also served as the President of our former Manager from February 2013 to October 2017. Mr. Ruddy joined Bluerock in 2002 and has continuously served in various senior management capacities for it and its affiliates, including as Bluerock’s President until January 2013, as President of Bluerock Total Income + Real Estate Fund and co-portfolio manager for its advisor of since October of 2013. Mr. Ruddy has approximately 30 years of experience in real estate acquisitions, financings, management and dispositions. From 2000 to 2001, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as a real estate investment banker at Smith Barney Inc. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics, located in London, England.

James G. Babb, III, Chief Strategy Officer.   Mr. Babb serves as our Chief Strategy Officer. Mr. Babb previously served as our Chief Investment Officer from July 2008 until November 2013 and from October 2017 until January 2021, as Chief Investment Officer of our former Manager from November 2013 until October 2017, as a director of the Company until April 2, 2014, as our President from July 2008 until August 2012, and as the President of our former advisor from July 2008 until February 2013. Mr. Babb joined Bluerock in 2007 and served as its Chief Investment Officer through October 2017, and as a Trustee of Bluerock Total Income + Real Estate Fund from 2012 until November 2019. He has been involved exclusively in real estate acquisition, management, financing and disposition for approximately 30 years. From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions and was also active in Starwood Capital’s efforts to expand its platform to invest in Europe. From August 2003 to July 2007, Mr. Babb founded Bluepoint Capital, LLC, a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties. Mr. Babb received a B.A. degree in Economics in 1987 from the University of North Carolina at Chapel Hill.

Ryan S. MacDonald, Chief Investment Officer.   Mr. MacDonald serves as our Chief Investment Officer. Mr. MacDonald joined Bluerock in 2008 and has continuously served in various senior acquisition and disposition capacities for it and its affiliates, including as our Chief Acquisitions Officer from October 2017 until January 2021, as Senior Vice President — Investments of our former Manager from November 2013 through February 2016, and as Managing Director — Investments for our former Manager from March 2016 through October 2017. To date, with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $7.3 billion. Prior to joining Bluerock, from 2006 to 2008, Mr. MacDonald was an Analyst for PNC Realty Investors (formerly Mercantile Real Estate Advisors), where he served as part of an investment team that made more than $1.2 billion in investments within all tranches of the capital structure. From 2005 to 2006, Mr. MacDonald served in a corporate development role at Mercantile Bankshares, where he worked with Executive Management focusing on high level strategic initiatives for the $6 billion bank. Mr. MacDonald received a B.A. in Economics in 2005 from the University of Maryland, College Park.

Michael L. Konig, Chief Legal Officer and Secretary.   Mr. Konig, through his wholly-owned limited liability company, Konig & Associates, LLC, serves as our Chief Legal Officer and Secretary. Previously, Mr. Konig served as Chief Operating Officer, General Counsel and Secretary of both our Company and our former Manager from November 2013 through October 2017, and as Senior Vice President and General Counsel of our Company and our former advisor from August 2008 through November 2013. Mr. Konig joined Bluerock in 2004 and has continuously served in various senior legal and management capacities for it and its affiliates, including as General Counsel of Bluerock, and served as Chief Legal Officer of the advisor of Bluerock Total Income + Real Estate Fund from October 2012 through May 2018. Mr. Konig has over 25 years of experience in law and business. Mr. Konig was an attorney at the firms of Ravin Sarasohn Cook Baumgarten Fisch & Baime from September 1987 to September 1989, and Greenbaum Rowe Smith & Davis from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well as a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc.). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.

Christopher J. Vohs, Chief Financial Officer and Treasurer.   Mr. Vohs serves as our Chief Financial Officer and Treasurer. Mr. Vohs previously served as our Chief Accounting Officer and Treasurer from August 2013 through October 2017. Mr. Vohs joined Bluerock in July 2010 and has continuously served in various senior accounting and financial capacities for it and its affiliates, including as Bluerock’s Chief Accounting Officer from July 2010 until October 2017. In his role as Chief Accounting Officer for Bluerock and our former advisor, Bluerock Multifamily Advisor, LLC, and our former Manager, all of which are affiliates of our Company, Mr. Vohs has been responsible for the oversight of all financial recordkeeping and reporting aspects of those companies. Previously, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010, where he was responsible for the accounting and financial reporting for the REIT. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. As Vice President of Finance, Mr. Vohs was responsible for all finance, accounting, and administrative operations of the division. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification and focused on mid-size to large private and public companies in the manufacturing, finance, and communications industries. Mr. Vohs received his B.A. degree in Accounting from Michigan State University in 1998.

Michael DiFranco, Executive Vice President, Operations.   Mr. DiFranco serves as our Executive Vice President, Operations. Mr. DiFranco joined the Company in November 2018. In his role as Executive Vice President, Operations, Mr. DiFranco is responsible for the operational and financial performance of the Company’s multi-family housing portfolio. Prior to joining the Company, from 2005 to 2016, Mr. DiFranco held several roles of increasing responsibilities with Apartment & Investment Management Company (NYSE: AIV), including serving four years as Senior Vice President of Financial Operations. From 2016 to 2018, Mr. DiFranco served as Senior Vice President of Financial Operations with The Irvine Company Apartment Communities, overseeing Revenue Management, Business Intelligence and Portfolio Management. Mr. DiFranco received a B.A in Business from Texas A&M University, College Station in 1990, an M.B.A. from The University of Texas at Austin in 1998 and an M.S. in Information Systems from The University of Colorado, Denver in 2001.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Named Executive Officers, or NEOs, for fiscal year 2020. Our NEOs for fiscal year 2020 were R. Ramin Kamfar, Chief Executive Officer; Jordan B. Ruddy, President and Chief Operating Officer; James G. Babb, III, who served as our Chief Investment Officer until January 2021 and currently serves as our Chief Strategy Officer; Michael L. Konig, Chief Legal Officer and Secretary; Ryan S. MacDonald, who served as our Chief Acquisitions Officer until January 2021 and currently serves as our Chief Investment Officer; and Christopher J. Vohs, Chief Financial Officer and Treasurer (the “NEOs”). Where indicated, information is also provided for Michael DiFranco, our Executive Vice President, Operations.

Overview of Compensation Program and Philosophy

Executive Compensation Objectives

The primary objective of our executive compensation program is to align the interests of our NEOs with those of our stockholders through our pay-for-performance approach to NEO compensation. Our executive compensation program is performance-based, closely correlated with business and financial results, and designed to attract and retain the best executive talent. The compensation committee has designed a compensation program intended to reward, among other things, capital raising, total investment activity, favorable stockholder returns, share appreciation, same store net operating income growth, on-time and on-budget completion of development projects, return on investment on redevelopment projects, asset growth, and our competitive position within our segment of the real estate industry, as well as each executive officer’s long-term career contributions to our Company. Compensation incentives designed to further these goals and to incentivize long-term careers with the Company will take the form of base salaries/payments, annual performance-based cash compensation, as well as long-term vesting of both time- and performance-based equity incentive compensation, subject to performance criteria and targets established and administered by our compensation committee. In addition, our compensation committee may decide to make awards to new executive officers in order to attract talented professionals. This compensation philosophy, as reflected in our employment agreements with our NEOs and other executive officers (collectively, the “Executive Agreements”) and our overall compensation program, is designed to motivate our executives to focus on operating results and create long-term stockholder value.

Compensation Philosophy, Design and Process

How We Determine Executive Compensation

Pursuant to its charter, our compensation committee is responsible for designing our executive compensation plans, establishing compensation levels, and evaluating the performance of our NEOs and other executive officers pursuant to the terms of their Executive Agreements. To assist the compensation committee in designing, establishing and evaluating an appropriate and competitive compensation program for our NEOs, the compensation committee has engaged FPL Associates L.P. (“FPL”), an independent executive compensation consulting firm, to advise the compensation committee on alternatives for executive compensation design. FPL has provided the compensation committee with market-based compensation benchmarking analyses summarizing the compensation practices among our peers, including with respect to base salary, annual target bonus opportunities, long-term target equity compensation opportunities, as well as severance and change in control arrangements. FPL has also provided recommendations relating to the proposed compensation arrangements and terms of employment or service for our NEOs and other executive officers, and supplemental market benchmarking data that summarizes the typical compensation and perquisites provided to executives in the Company’s peer group. FPL has further provided recommendations with respect to certain terms and conditions of the Company’s Fourth Amended 2014 Incentive Plans, and the amounts of the equity awards for which our NEOs and other executive officers will be eligible pursuant to the terms of their Executive Agreements.

The compensation committee assesses total annual compensation (comprised of base salaries/payments, annual cash incentive compensation, and long-term time- and performance-based equity incentive compensation) for our NEOs in comparison to the market ranges of our peer group. The committee does not target a specific position within the peer group for our NEOs, rather, the market ranges provide appropriate guidance, which along with factors such as (but not limited to) individual performance, corporate performance and areas of expertise, help to form the committee’s decisions regarding NEO compensation. To determine the market range, the compensation committee uses a competitive market-based compensation analysis of total compensation for comparable officer positions at peer companies prepared by FPL. The compensation committee also seeks the insight of our executive management team and assistance of FPL to review and determine the performance criteria and targets to which the annual cash incentive compensation and long-term performance-based equity incentive compensation will be subject. The compensation committee establishes performance criteria based on financial and operational performance metrics that are consistent with our long- term strategic objectives and in line with market practices, with targets for the three-year performance periods that will challenge our NEOs to drive operating results that generate stockholder returns. At the end of the performance period, the awards earned by our NEOs are based on the level of achievement of those performance criteria against such targets.

Peer Group

To assist the compensation committee in developing an appropriate and competitive compensation program for our NEOs, FPL was engaged to examine current market compensation practices. On an annual basis, FPL provides the compensation committee with a market-based compensation benchmarking analysis with respect to the executive compensation practices among peer REITs, which is reviewed by the compensation committee to ensure the overall composite reflects an appropriate peer set. While a peer group of companies used for performance comparison purposes may be focused on business operations and industry focus, and may include companies much larger or smaller in size, the peer group of companies used for compensation benchmarking purposes tend to be driven by size, business model and geographic considerations. Accordingly, in establishing a compensation structure for the Company’s NEOs for fiscal year 2020, the compensation committee reviewed the Company’s competitive peer group based on the following criteria:

●	Size: REITs within an appropriate size range relative to the Company (i.e., 0.5x to 2.0x) in terms of total market capitalization.

●	Business Activities: REITs with an emphasis on multifamily properties (or diversified REITs with portfolios containing multifamily properties.

●	Geography: REITs with a similar geographic focus.

In evaluating our size relative to potential members of the peer group, our total market capitalization was calculated with reference to our permanent equity capital structure, to include the outstanding shares of both our Series B Preferred Stock and our Series T Preferred Stock. Unlike a conventional series of convertible preferred stock with a fixed conversion price, both the Series B Preferred Stock and the Series T Preferred Stock have a unique conversion feature, and are convertible by the Company into shares of our Class A Common Stock on a $1.00-for-$1.00 basis, based on the future closing price of the Class A Common Stock. This conversion feature enables us to issue equity to grow accretively during periods when our Class A Common Stock is trading below inherent value, and minimize dilution to the holders of our Class A Common Stock by subsequently converting such Series B Preferred Stock and/or Series T Preferred Stock to Class A Common Stock on a $1.00-for-$1.00 basis at a future time of our choosing (subject to a two-year lockout) when the Class A Common Stock is more fairly valued. As such, we consider both the Series B Preferred Stock and the Series T Preferred Stock as a permanent part of our equity capital structure with a $1.00-for-$1.00 conversion rate, and calculate our market capitalization accordingly. The inclusion of our convertible preferred equity in the calculation of our total market capitalization more accurately reflects the nature of our fully diluted permanent equity capital structure, and ensures the peer group selected for use in establishing our executive compensation program is comprised of companies appropriately comparable to our size.

Given the Company’s growth, as well as changes in peer company size, classification, and industry consolidation, the compensation committee reevaluated the constituents of the 2019 peer group based on the criteria above and determined that for purposes of executive compensation for fiscal year 2020, certain adjustments to the peer group were necessary in order to maintain a competitor set appropriately reflective of the Company’s current size and operations. The compensation committee carefully selected the peer group to include the most similar competitors based on such factors, so that comparisons of our compensation structure to such peers would be meaningful. The peer group selected by the compensation committee for use in establishing the compensation program for the Company’s NEOs and other executive officers for fiscal year 2020 was comprised of the following:

● Agree Realty Corporation	● Independence Realty Trust, Inc.
● Chatham Lodging Trust	● Kite Realty Group Trust
● Columbia Property Trust	● Retail Opportunity Investments Corp.
● Easterly Government Properties, Inc.	● Summit Hotel Properties, Inc.
● Hannon Armstrong Sustainable Infrastructure Capital, Inc.	● Terreno Realty Corporation
● Hersha Hospitality Trust	● Whitestone REIT

For purposes of developing the compensation program for the Company’s NEOs and other executive officers for fiscal year 2020, the compensation committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. The compensation committee does not rely solely upon benchmarking to determine the compensation of the Company’s NEOs and other executive officers, but uses the compensation levels, structures and practices of the peer group as one of many factors to formulate the Company’s executive compensation structure. While the compensation committee does not adhere to a specific formula, nor is the compensation of the Company’s NEOs and other executive officers tied to a specified percentile of compensation relative to the peer group, the compensation committee does take into account peer group compensation levels to assess the competitiveness of each NEO’s overall compensation, while also considering factors such as size, scope of operations and our relative performance, as appropriate.

Elements of Executive Compensation

(A) Base Salary/Base Payment.   Our compensation committee believes that payment of a competitive base salary or base payment (as applicable) is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The Executive Agreements of our NEOs provide that Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs, and Mr. Konig will receive an annual base salary or, in the case of Mr. Konig, an annual base payment, of at least $400,000, $325,000, $250,000, $300,000, $250,000, and $300,000, respectively. Each Executive Agreement provides that the base salary or base payment (as applicable) of each of our NEOs will be reviewed annually for appropriate increases by the compensation committee, but will not be decreased. Subject to our existing contractual obligations, we expect our compensation committee to consider base salary and base payment levels for our NEOs annually as part of our performance review process, as well as upon any promotion or other change in job responsibility. The goal of our base salary and base payment program is to provide such salaries and payments at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary and base payment levels also affect the annual cash incentive compensation because the annual bonus target opportunity of each NEO is expressed as a percentage of base salary or base payment (as applicable). The following items are generally considered when determining base salary and base payment levels:

•	market data provided by our outside consultants;

•	our financial resources;

•	the executive officer’s experience, scope of responsibilities, performance and prospects; and

•	internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects.

See “2020 Compensation Decisions — 2020 Base Salary/Base Payment” below for information regarding the base salaries and base payments payable to our NEOs for fiscal year 2020.

(B) Annual Cash Incentive Compensation.   It is the intention of our compensation committee to make a meaningful portion of each of our executives’ compensation in future years contingent on achieving certain performance targets and an executive’s individual objectives in that year. As part of such contingent compensation, during the term of their Executive Agreement, each of our current NEOs will be eligible to receive an annual cash incentive bonus (each, an “Annual Cash Bonus”).

Pursuant to their Executive Agreement, each of our current NEOs is eligible to receive an Annual Cash Bonus in an amount ranging from 0% to a maximum of 150% (75% for Mr. Vohs) of their annual base salary or base payment (as applicable), with a target equal to 100% (50% for Mr. Vohs) of such annual base salary or base payment. The amount of each such Annual Cash Bonus will further be determined based on the Company’s performance relative to pre-determined performance criteria and targets established and administered by the compensation committee, as well as the compensation committee’s subjective evaluation of the performance of each such NEO during such time period. See “2020 Compensation Decisions — 2020 Annual Cash Bonuses” below for information regarding the Annual Cash Bonuses for which our NEOs are eligible for fiscal year 2020, and the applicable performance criteria and targets established by the compensation committee for use in determining the amounts of such Annual Cash Bonuses.

(C) Long-Term Equity Incentive Awards.   Our long-term equity incentive awards are comprised of two primary components, each of which are administered by the compensation committee through our Fourth Amended 2014 Incentive Plan for Individuals: (1) a time-vested equity award component, and (2) a performance-vested equity award component.

1.

Time-Vested Equity Awards.   The objective of our time-vested equity award component is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies. Our compensation committee believes that these time-vested awards are necessary to successfully attract qualified executives, including our NEOs and other executive officers, and other employees of REIT Operator, and will continue to be an important incentive for promoting executive and employee retention going forward. Time-vested equity awards under this plan were determined by the compensation committee in consultation with FPL, and subsequently reviewed with the Chief Executive Officer (with respect to all awards except his own).

Pursuant to their Executive Agreement, each of our NEOs is entitled to an annual grant of time-vested equity awards in the form of LTIP Units (each, an “Annual LTIP Award”). The number of LTIP Units that will actually vest and become nonforfeitable in three equal installments on each anniversary of the date of grant in respect to each such Annual LTIP Award will be dependent upon continued employment and other conditions as set forth in the Executive Agreements. See “2020 Compensation Decisions — 2020 Annual LTIP Awards” below for information regarding the Annual LTIP Awards to which our NEOs are entitled for fiscal year 2020.

2.

Performance-Vested Equity Awards.

The objective of our performance-vested equity award component is to implement our objective of promoting a performance-focused culture by rewarding our NEOs and other executive officers, and other employees of REIT Operator, based upon achievement of long term Company and individual performance targets. When determining the quantity and amounts of such long term performance-vested equity awards (each, a “Long Term Performance Award”) to be granted, the compensation committee assesses the same factors considered in setting base salaries and base payments, as applicable, described above, but with a greater emphasis on performance measures we believe drive our long-term success. The actual number of LTIP Units that will actually vest and become nonforfeitable as of the last day of the three-year performance period in respect of each such Long Term Performance Award will be dependent upon the achievement of the long term Company and individual performance criteria and targets established and administered by the compensation committee as described below.

Pursuant to their Executive Agreement, each of our NEOs is entitled to an annual grant of a Long Term Performance Awards in the form of LTIP Units for a three-year performance period. The actual amount of the annual Long Term Performance Award for 2020 for which each of our current NEOs will be eligible will range from 0% to a maximum of 200% of their Annual LTIP Award, with a threshold equal to 50% of that year’s Annual LTIP Award, and a target equal to that year’s Annual LTIP Award. The number of LTIP Units that will actually vest and become nonforfeitable in respect of each such Long Term Performance Award will be dependent upon the achievement, over the three-year performance period, of the objective Company performance criteria and targets established and administered by the compensation committee as described below, as well as a subjective evaluation of the performance of each such executive officer during such time period. See “2020 Compensation Decisions — 2020 Long Term Performance Awards” below for information regarding the Long Term Performance Awards to which our NEOs are entitled for fiscal year 2020, and the applicable performance criteria and targets established by the compensation committee for use in determining the amounts of such Long Term Performance Awards.

(D) Executive Compensation Metrics: Objective Performance Criteria.  Listed below are the objective performance criteria established by the compensation committee for use in determining Annual Cash Bonuses and/or Long Term Performance Awards (as indicated) for our NEOs for fiscal year 2020. For information regarding the relative weightings and threshold, target, and maximum achievement levels assigned to each such criterion for each type of equity incentive award for fiscal year 2020, see “2020 Compensation Decisions — 2020 Annual Cash Bonuses” and “— 2020 Long Term Performance Awards,” below.

(a)	Total Stockholder Return (TSR) Rank vs. SNL U.S. Multifamily REIT Index Peer Group

Why is this metric important?   The Company’s total stockholder return (“TSR”) metric was designed to increase accountability for creating value for our stockholders as recognized by the market. This metric compares our TSR (calculated based on appreciation/depreciation in the price per share of our Class A Common Stock and distributions paid thereon, including reinvestment of dividends), relative to that of the peer companies in the SNL U.S. Multifamily REIT Index. We believe that the Company’s relative TSR rank is an important component of our executive compensation program because it helps to align the interests of our NEOs with, and ensure our NEOs remain focused on, the value they are delivering to, our stockholders.

For Use in Determining:   Annual Cash Bonuses and Long Term Performance Awards.

Target:   For fiscal year 2020, the Company’s target is to rank within the 50th percentile in TSR relative to the SNL U.S. Multifamily REIT Index.

(b)	Same Store NOI Growth Rank vs. SNL U.S. Multifamily REIT Index Peer Group

Why is this metric important?   The Company’s primary financial measure for evaluating the operating performance of its portfolio is net operating income (“NOI”), which represents rental income less direct property operating expenses (including real estate taxes and insurance). The Company believes that NOI is helpful to stockholders as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company’s portfolio. Comparing the growth of the Company’s “same store” NOI (i.e., looking at NOI growth of the exact same set of stabilized apartment properties over the periods being compared) relative to that of the peer companies in the SNL U.S. Multifamily REIT Index helps stockholders compare the Company’s operating results to the market. The Company’s same store NOI growth rank further provides an indication of the Company’s focus on quality acquisitions, and its execution of its business plan.

For Use in Determining:  Long Term Performance Awards.

Target:   For fiscal year 2020, the Company’s target is to rank within the 50th percentile in same store NOI growth relative to the SNL U.S. Multifamily REIT Index.

(c)	Development Projects: Budget Performance vs. Target

Why is this metric important?   The on-budget development metric compares the Company’s actual performance relative to its target budget with respect to each of its development projects. On-budget completion of the Company’s development projects ensures that the Company’s strategic business objectives with respect to each such project is achieved in a cost-effective manner. The on-budget development metric was designed to ensure our NEOs remain focused on maintaining the Company’s target budget with respect to its development projects.

For Use in Determining:   Annual Cash Bonuses.

Target:   For fiscal year 2020, the Company’s target is to be on budget for its development projects.

(d)	Redevelopment Projects: Return on Investment (IRR)

Why is this metric important?   This metric focuses on the Company’s return on investment with respect to its redevelopment projects, and was designed to ensure our NEOs remain focused on maximizing return on the Company’s value-added investments.

For Use in Determining:   Annual Cash Bonuses and Long Term Performance Awards.

Target:   For fiscal year 2020, the Company’s target is to achieve an internal rate of return of 20% on its redevelopment projects.

(e)	Total Asset Growth vs. SNL U.S. Multifamily REIT Index Peer Group

Why is this metric important?   This metric helps stockholders compare the growth in value of the Company’s asset base to that of the peer companies in the SNL U.S. Multifamily REIT Index. The value of the Company’s portfolio of assets further provides an indication of the Company’s execution of its business plan.

For Use in Determining:    Annual Cash Bonuses.

Target:   For fiscal year 2020, the Company’s target is to rank within the 50th percentile in total asset growth relative to the SNL U.S. Multifamily REIT Index.

(E) Executive Compensation Metrics: Subjective Performance Criteria. When assessing the subjective component in determining Annual Cash Bonuses and/or Long Term Performance Awards for our NEOs for each fiscal year, the compensation committee takes into consideration the Company’s overall performance, each NEO’s individual performance outside of the objective performance criteria established by the compensation committee, and each NEO’s individual contributions to the Company’s overall success in significant areas based upon the executive’s position and responsibilities as they related to the Company’s overall business plan. When assessing the individual performance component with respect to the Company’s other NEOs, the compensation committee also considers the input of Mr. Kamfar, which the compensation committee believes to be valuable given Mr. Kamfar’s knowledge of the Company’s operations, the day-to-day responsibilities and performance of its other NEOs, the real estate industry generally and the markets in which the Company operates. Finally, the compensation committee may also consider certain key performance accomplishments during the relevant performance period in assessing the subjective component of each NEO’s performance. In determining (i) Annual Cash Bonuses, and (ii) the number of LTIP Units that will actually vest and become nonforfeitable as of the last day of the three-year performance period in respect of the Long Term Performance Awards for fiscal year 2020, the key performance accomplishments to be considered by the compensation committee will vary by performance period.

(F) Distributions on LTIP Units.   Distributions on LTIP Units granted to our NEOs pursuant to the equity incentive awards described above will be paid from the date of grant; provided, that (i) solely with respect to LTIP Units granted as part of Long Term Performance Awards, distributions will be paid at the rate of ten percent (10%) of the distributions otherwise payable with respect to such LTIP Units until the last day of the three-year performance period (or the date of forfeiture, if earlier); and (ii) with respect to each LTIP Unit granted as part of a Long Term Performance Award that becomes fully vested in accordance with the terms of an NEO’s Executive Agreement, such NEO shall be entitled to receive, as of the date of such vesting, a single cash payment equal to the distributions payable with respect to each such LTIP Unit back to the date of grant, minus the distributions already paid on each such LTIP Unit in accordance with clause (i), in each case subject to certain potential limitations on distributions set forth in the limited partnership agreement of our Operating Partnership and intended to preserve the U.S. federal income tax treatment of such LTIP Units as “profits interests.”

(G) Post-Termination Compensation.   The Executive Agreements with our NEOs provide for payments and other benefits if the executive officer’s employment terminates under specified circumstances. See “Executive Officer Compensation Tables — Narrative Discussion of Summary Compensation Table — Executive Agreements with our NEOs” and “Executive Officer Compensation Tables —  Potential Payments Upon Termination or Change-in-Control” for a description of these termination and severance benefits with our NEOs.

2020 Compensation Decisions

2020 Base Salary/Base Payment. For fiscal year 2020, the compensation committee set the base salaries or base payment, as applicable, of our current NEOs as set forth in the table below:

Name and Principal Position	2020 Base Salary/Base Payment
R. Ramin Kamfar, Chief Executive Officer	$400,000
James G. Babb, III, Chief Investment Officer(1)	$325,000
Jordan B. Ruddy, Chief Operating Officer and President	$300,000
Michael L. Konig, Chief Legal Officer and Secretary	$300,000
Ryan S. MacDonald, Chief Acquisitions Officer(2)	$325,000
Christopher J. Vohs, Chief Financial Officer and Treasurer	$262,500

(1)	Mr. Babb served as our Chief Investment Officer until January 2021 and currently serves as our Chief Strategy Officer.
(2)	Mr. MacDonald served as our Chief Acquisitions Officer until January 2021, and currently serves as our Chief Investment Officer.

In March 2020, the compensation committee approved, and each of Mr. Kamfar and Mr. Ruddy executed a Fifth Side Letter to their Executive Agreement to reflect their prospective election to receive, (a) for the first quarter of fiscal year 2020, (i) 97.0% of the portion of the 2020 base salary payable to Mr. Kamfar for such period, and (ii) 66.7% of the portion of the 2020 base salary payable to Mr. Ruddy for such period, in the form of shares of Class A common stock rather than in cash, and (b) for the second, third and fourth quarters of fiscal year 2020, (i) 97.0% of the portion of the 2020 base salary payable to Mr. Kamfar for each such period, and (ii) 87.3% of the portion of the 2020 base salary payable to Mr. Ruddy for each such period, in the form of LTIP Units rather than in cash; in each case, with the remainder payable in cash. The number of shares of Class A common stock or LTIP Units (as applicable) granted to each of Mr. Kamfar and Mr. Ruddy on the applicable date of grant for each such period was determined by dividing the dollar value of each such grant by the weighted average closing price of a share of Class A common stock for the twenty (20) trading days preceding the applicable date of grant. The payment of the 2020 base salaries to each of Mr. Kamfar and Mr. Ruddy primarily in the form of Company equity rather than in cash reflected a change in the form of payment only. The amounts of Mr. Kamfar and Mr. Ruddy’s respective 2020 base salaries as set forth in the table above remained unchanged.

2020 Annual Cash Bonuses. For fiscal year 2020, the compensation committee determined that (i) 75% of the Annual Cash Bonus for which each of our NEOs would be eligible would be determinable based upon the objective Company performance criteria set forth below and further described above under “Executive Compensation Metrics: Objective Performance Criteria,” and (ii) the remaining 25% would be determinable based upon the compensation committee’s subjective evaluation of the performance of each such NEO based on the factors set forth below and further described above under “Elements of Executive Compensation – Executive Compensation Metrics: Subjective Performance Criteria.” In December 2019, each of our NEOs other than Mr. Vohs executed a Third Side Letter to their Executive Agreement to reflect their prospective election to receive any Annual Cash Bonus earned for 2020 in the form of LTIP Units, rather than in cash.

Objective Performance Criteria & Achievement

In recognition of the Company’s greater emphasis during 2020 on growth in value of its asset base and adherence to budget with respect to its development projects, the compensation committee elected to revise the objective performance criteria applicable to the Annual Cash Bonuses, to include the new “Total Asset Growth vs. SNL U.S. REIT Multifamily Index Peer Group” criterion (which was not utilized for fiscal year 2019), which was weighted at 25%, and to increase the weighting for the “Development Projects – Budget Performance vs. Target” criterion (which, for fiscal year 2019, was weighted at 5%) to 25%. To accommodate this change, the compensation committee further elected to decrease the weighting for (i) the “Total Shareholder Return (TSR) Rank vs. SNL U.S. Multifamily REIT Index Peer Group” criterion (which, for fiscal year 2019, was weighted at 30%) to 25%; and (ii) the “Redevelopment Projects – Return on Investment (IRR)” criterion (which, for fiscal year 2019, was weighted at 30%) to 25%; and to eliminate the “Same Store NOI Growth Rank vs. SNL U.S. Multifamily REIT Index Peer Group” and the “Development Projects: Schedule Performance vs. Targets” criteria (which, for fiscal year 2019, had been weighted at 30% and 5%, respectively).

The following table reflects the objective performance criteria for fiscal year 2020, as well as their relative weightings, and their threshold, target, and maximum performance targets. For each of the objective performance criteria, the table further reflects the Company’s actual 2020 performance, the extent of the Company’s achievement of the performance target, and the resulting weighted objective performance level.

		Performance Targets:
2020 Objective Performance Criteria	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual 2020 Performance		Achievement of Performance Target	Weighted Objective Performance Level
Total Shareholder Return (TSR) Rank vs. SNL U.S. Multifamily REIT Index Peer Group*	25.00%	25th Percentile	50th Percentile	75th Percentile	100th percentile		150% (Maximum)	37.5%
Development Projects: Budget Performance vs. Target	25.00%	3% Over	On Budget	3% Under	0/4/0	(1)	100% (Target)	25.0%
Redevelopment Projects: Return on Investment (IRR)*	25.00%	15% ROI	20% ROI	25% ROI	23%		133% (Between Target & Maximum)	33.3%
Total Asset Growth vs. SNL U.S. Multifamily REIT Index Peer Group*	25.00%	25th Percentile	50th Percentile	75th Percentile	90.9th percentile		150% (Maximum)	37.5%
Total:	100%							133.3%
Objective Performance Allocation:								75.0%
Objective Performance Weighted Bonus:								99.9%

* For performance between achievement levels, the award was determined by linear interpolation.

(1)	Of four (4) development projects during 2020, all four (4) were on budget for the year.

Each component of the 2020 objective performance criteria was weighted as indicated above. For fiscal year 2020, the target amount of each NEO’s Annual Cash Bonus was equal to the 2020 Base Salary or 2020 Base Payment (as applicable) of each such NEO (50% of the 2020 Base Salary for Mr. Vohs). For achievement of the threshold level, 50% of the target amount of each such executive’s Annual Cash Bonus could be earned (35% for Mr. Vohs); for achievement of the target level, 100% could be earned (50% for Mr. Vohs); and for achievement of the maximum level, 150% could be earned (75% for Mr. Vohs). If performance for a component of the objective performance criteria had been below the threshold level, no bonus would have been earned for that component.

As reflected in the table above, for fiscal year 2020, the compensation committee determined that the Company achieved an aggregate weighted objective performance level of 133.3%. At the 75% objective performance allocation, the compensation committee concluded that each NEO was thus entitled to a weighted objective performance bonus of 99.9% of such NEO’s Annual Cash Bonus target amount as previously established by the compensation committee.

Subjective Performance Criteria & Achievement

When assessing the subjective component in determining Annual Cash Bonuses for our NEOs for fiscal year 2020, the compensation committee considered the Company’s overall performance, as well as each NEO’s individual performance and contributions to the Company’s overall success, as described above under “Elements of Executive Compensation - Executive Compensation Metrics: Subjective Performance Criteria.” The compensation committee also considered additional key performance accomplishments in 2020, including the following:

•	Swift and decisive action by Company management in response to the COVID-19 pandemic to identify and address issues and protect stockholder value, including measures to ensure an appropriate level of liquidity, maximize rent collections, and manage lease expirations to limit turnover exposure and boost retention, resulting in realized collections of an average of 97% of billed rents for the second, third and fourth quarters of 2020, and portfolio occupancy of 95.4% at December 31, 2020 (an increase of 140 basis points from the prior year).

•	Total revenue growth of 4.7% to approximately $219.8 million, from approximately $210.0 million in the prior year.

•	Improved operating margin by 140 basis points year over year to 61.2%.

•	Same store revenue and net operating income increased 0.9% and 0.3%, respectively, as compared to the prior year.

•	Acquisition of six multifamily communities with 1,898 total units for a total purchase price of approximately $338 million, including acquisitions in the Company’s target knowledge economy growth markets of Phoenix, Atlanta, Raleigh and Austin.

•	Expanded mezzanine and preferred equity investment portfolio, with commitments of approximately $72 million in mezzanine/preferred equity development, operating preferred equity, and ground lease development investments.

•	Executed the sale of nine assets for approximately $175 million in net proceeds yielding a blended 14% IRR.

•	Raised approximately $243 million in gross proceeds from the Company’s offering of Series T Preferred Stock.

•	Continued emphasis on the Company’s Environmental, Social, and Corporate Governance Initiatives in keeping with its commitment to good corporate citizenship, including engagement surveys to track and report on employee satisfaction, regular town halls including Q&A with Mr. Kamfar, and smart home technologies for cost and energy savings at the Company’s portfolio properties.

Based on the compensation committee’s subjective assessment of each NEO’s individual performance during fiscal year 2020, the compensation committee determined that each NEO merited a subjective performance bonus (weighted at the 25% subjective performance allocation) of the following percentages of each such NEO’s Annual Cash Bonus target amount as previously established by the compensation committee: (i) 37.5% for each of Messrs. Kamfar, Ruddy and MacDonald; (ii) 25% for each of Messrs. Vohs and Konig (through K&A); and (iii) 18.75% for Mr. Babb.

2020 Annual Bonus Payments

Accordingly, on March 25, 2021, the compensation committee approved payment of Annual Cash Bonuses to each NEO for the year ended December 31, 2020, each in a total amount equal to the following percentages of each such NEO’s Annual Cash Bonus target amount: (1) 137.4% for each of Messrs. Kamfar, Ruddy and MacDonald; (2) 124.9% for each of Messrs. Vohs and Konig (through K&A); and (3) 118.65% for Mr. Babb (comprised, in each case, of (a) a weighted objective performance bonus of 99.9% of such target amount, and (b) a weighted subjective performance bonus of the following percentages of such target amount: (i) 37.5% for each of Messrs. Kamfar, Ruddy and MacDonald; (ii) 25% for each of Messrs. Vohs and Konig (through K&A); and (iii) 18.75% for Mr. Babb) (collectively, the “2020 Annual Bonuses”); resulting (respectively) in a 2020 Annual Bonus in an amount equal (in each case) to (i) $549,750 for Mr. Kamfar; (ii) $385,735 for Mr. Babb; (iii) $412,313 for Mr. Ruddy; (iv) $374,813 for Mr. Konig (through K&A); (v) $446,672 for Mr. MacDonald; and (vi) $163,980 for Mr. Vohs. On March 25, 2021, the Company granted the 2020 Annual Bonuses to each of our NEOs other than Mr. Vohs in the form of LTIP Units, rather than in cash, and granted the 2020 Annual Bonus to Mr. Vohs in cash. In keeping with SEC disclosure rules, such amounts awarded in LTIP Units will be reported in the Summary Compensation Table to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 and/or the proxy statement for the Company’s 2021 annual meeting.

2020 Annual LTIP Awards. Pursuant to the Executive Agreements of our NEOs, on January 1, 2020, the Company granted the following Annual LTIP Awards for fiscal year 2020: 104,791 LTIP Units to Mr. Kamfar; 22,216 LTIP Units to Mr. Babb; 41,916 LTIP Units to Mr. MacDonald; 31,437 LTIP Units to Mr. Ruddy; 6,958 LTIP Units to Mr. Vohs; and 31,437 LTIP Units to Mr. Konig. The amount of each such Annual LTIP Award was determined by dividing (x) $1,250,000 for Mr. Kamfar, $265,000 for Mr. Babb, $500,000 for Mr. MacDonald, $375,000 for Mr. Ruddy, $83,000 for Mr. Vohs, and $375,000 for Mr. Konig, by (y) the volume weighted average price of a share of the Company’s Class A Common Stock as reported on the NYSE American for the twenty (20) trading days immediately preceding the date of grant. The number of LTIP Units that will actually vest and become nonforfeitable in three equal installments on each anniversary of the date of grant in respect of each such Annual LTIP Award will be dependent upon continued employment and other conditions as set forth in the Executive Agreements.

2020 Long Term Performance Awards. For fiscal year 2020, the compensation committee determined that 75% of the Long Term Performance Award for which each of our NEOs would be eligible would be determinable based upon the objective performance criteria set forth below, and the remaining 25% would be determinable based upon the subjective performance criteria described above under “Executive Compensation Metrics: Subjective Performance Criteria.”

In recognition of the Company’s emphasis on total shareholder return during 2020, the compensation committee elected to revise the objective performance criteria applicable to the Long Term Performance Awards for 2020, to increase the weighting for the “Total Shareholder Return (TSR) Rank vs. SNL U.S. Multifamily REIT Index” criterion (which, for fiscal year 2019, was weighted at 33.33%) to 40%. To accommodate this change, the compensation committee further elected to decrease, to 30%, the weighting for both (i) the “Same Store NOI Growth Rank vs. SNL U.S. Multifamily REIT Index” criterion (which, for fiscal year 2019, was weighted at 33.33%) and (ii) the “Redevelopment Projects – Return on Investment (IRR)” criterion (which, for fiscal year 2019, was weighted at 33.34%). The objective performance criteria, their relative weightings, and threshold, target, and maximum achievement levels are thus as follow:

2020 Objective Performance Criteria	Weighting	Threshold	Target	Maximum
Total Shareholder Return (TSR) Rank vs. SNL U.S. Multifamily REIT Index*	40.00%	25th Percentile	50th Percentile	75th Percentile
Same Store NOI Growth Rank vs. SNL U.S. Multifamily REIT Index*	30.00%	25th Percentile	50th Percentile	75th Percentile
Redevelopment Projects – Return on Investment (IRR)*	30.00%	15% ROI	20% ROI	25% ROI

*	For performance between achievement levels, the award will be determined by linear interpolation.

Each component of the 2020 objective performance criteria will be weighted as indicated above. For achievement of the threshold level, 50% of the weighted portion of each executive’s target Long Term Performance Award (i.e., 50% of the weighted portion of their Annual LTIP Award) can be earned; for achievement of the target level, 100% can be earned; and for achievement of the maximum level, 200% can be earned. If performance for a component of the objective performance criteria is below the threshold level, no bonus will be earned for that component.

Pursuant to the Executive Agreements of our NEOs, on January 1, 2020, the Company granted the following Long Term Performance Awards for fiscal year 2020: 209,582 LTIP Units to Mr. Kamfar; 44,431 LTIP Units to Mr. Babb; 83,833 LTIP Units to Mr. MacDonald; 62,875 LTIP Units to Mr. Ruddy; 13,916 LTIP Units to Mr. Vohs; and 62,875 LTIP Units to Mr. Konig. The number of LTIP Units that will actually vest and become nonforfeitable as of the last day of the three-year performance period in respect of each such Long Term Performance Award will be dependent upon (i) the achievement, over the three-year performance period, of the objective Company performance criteria and targets set forth immediately above and further described above under “Executive Compensation Metrics: Objective Performance Criteria,” and (ii) the compensation committee’s subjective evaluation of the performance of each such NEO during such time period based on the factors described above under “Elements of Executive Compensation – Executive Compensation Metrics: Subjective Performance Criteria.”

Say-on-Pay Vote

At our 2020 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs. A substantial majority of our stockholders (92.98%) that voted at the 2020 annual meeting of stockholders approved the compensation of our NEOs as described in our proxy statement, which included both the annual salaries for each NEO for 2020, as well as the formulas for the calculation of each element of incentive compensation for which our NEOs were eligible in 2020. In evaluating and establishing the compensation program for our NEOs for 2021, the compensation committee reviewed the results of this advisory “say-on-pay” vote and took into consideration the strong support of our stockholders for our executive compensation policies evidenced thereby. The compensation committee will also carefully consider the results of future advisory votes on executive compensation, along with other expressions of stockholder views it receives on specific policies and desirable actions. Our next say-on-pay vote is scheduled for our 2021 annual meeting of stockholders.

Say-on-Frequency Vote

At our 2020 annual meeting of stockholders, we provided our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory “say-on-pay” votes on the compensation of our NEOs. Of our stockholders who voted on the 2020 “say-on-frequency” measure, a majority (66.48%) recommended that we hold an advisory “say-on-pay” vote on the compensation of our NEOs every year. As a result of this vote, our next advisory say-on-pay vote is scheduled for our 2021 annual meeting of stockholders. Our next “say-on-frequency” vote will be held at our 2026 annual meeting of stockholders.

Fourth Amended 2014 Incentive Plans

The Company’s incentive plans were originally adopted by our board of directors on December 16, 2013, and approved by our stockholders on January 23, 2014, as the 2014 Equity Incentive Plan for Individuals (the “2014 Individuals Plan”) and the 2014 Equity Incentive Plan for Entities (the “2014 Entities Plan,” and together with the 2014 Individuals Plan, as each was subsequently amended and restated, the “2014 Incentive Plans”).

On July 23, 2020, our board of directors adopted, and on September 8, 2020 our stockholders approved, the fourth amendment and restatement of the Amended 2014 Individuals Plan (the “Fourth Amended 2014 Individuals Plan”) and the Amended 2014 Entities Plan (the “Fourth Amended 2014 Entities Plan,” and together with the Fourth Amended 2014 Individuals Plan, the “Fourth Amended 2014 Incentive Plans”), which superseded and replaced in their entirety the 2014 Incentive Plans.

Under the Fourth Amended 2014 Incentive Plans, we have reserved and authorized an aggregate of 6,800,000 shares of our Class A Common Stock for issuance. As of June 11, 2021, 2,108,547 shares were available for future issuance under the Fourth Amended 2014 Incentive Plans.

The purpose of the Fourth Amended 2014 Incentive Plans is to attract and retain independent directors, executive officers and other key employees, including officers and employees of our Operating Partnership and their affiliates, and other service providers. The Fourth Amended 2014 Incentive Plans provide for the grant of options to purchase shares of our Class A Common Stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

Equity Compensation Plan Information.   The following table provides information about our Class A Common Stock that may be issued upon the exercise of options, warrants and rights under our Fourth Amended 2014 Incentive Plans, as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	—	—	3,192,865
Equity compensation plans not approved by security holders	—	—	—
Total:	—	—	3,192,865

Stock Ownership Guidelines

On December 20, 2017, to further align the interests of our executive officers and directors with the interests of our stockholders, and to promote our commitment to sound corporate governance, our board of directors implemented stock ownership guidelines for our executive officers, including our NEOs, and our non-employee directors.

The stock ownership guidelines provide that, within five years of the later date of adoption of the guidelines or the date an individual first becomes subject to the guidelines upon becoming a director or executive officer:

•	our Chief Executive Officer is required to own shares of our Common Stock, including restricted stock, valued at a minimum of six times annual base salary;

•	all other executive officers are required to own shares of our Common Stock, including restricted stock, valued at a minimum of three times annual base salary; and

•	our non-employee directors are required to own shares of our Common Stock valued at a minimum of three times their annual cash retainer for service on the board of directors.

Any shares owned directly or indirectly (including shares owned in trust and including restricted stock) by the executive officer or director, or his or her spouse or minor children, constitute qualifying shares that count toward satisfaction of the stock ownership guidelines. Deferred or restricted stock units, OP Units and LTIP Units (with each such OP Unit and LTIP Unit counting as, and having a value equivalent to, one share of our Class A Common Stock) owned by the executive officer or director also constitute qualifying shares that count toward satisfaction of the stock ownership guidelines. Shares underlying stock options do not count toward satisfaction of the stock ownership guidelines.

As of December 31, 2020, all of our directors and executive officers were in compliance with our stock ownership guidelines or on track to be compliant within the five-year period specified by the guidelines.

Pledging Policy

In July 2020, our board of directors adopted an Amended and Restated Pledging Policy Regarding Company Securities (the “Pledging Policy”).

The Pledging Policy is designed to achieve the following goals:

•	Prohibit any pledging by executive officers or directors for the purpose of hedging the pledgor’s exposure to fluctuations in the Company’s stock price.

•	Strictly limit the amount of leverage allowed on executive officer or director loans from third parties for which a portion of their holdings of Company equity securities have been pledged as collateral, to protect the Company and its stockholders from potential risks associated with a forced sale by the lender.

•	Require audit committee pre-certification and pre-approval prior to the entry by any executive officer or director into any proposed loan or other arrangement requiring the pledging of Company securities.

•	Foster and encourage our executive officers and directors to maintain and increase their equity ownership levels well above the levels mandated by the Company’s Stock Ownership Guidelines, thereby strengthening the alignment of their economic interests in the Company with those of stockholders, in part by permitting them, subject to the strict leverage restrictions, pre-approval and ongoing audit committee monitoring and oversight addressed above, to pledge a limited amount of their Company equity to secure loans. Such limited pledging offers them access to liquidity, for purposes other than to serve as a hedge, and provides them with an alternative to the sale of such Company equity and the resulting, undesirable reduction in equity ownership and dilution of alignment of interests with stockholders.

Historically, our executive officers and directors have held significant amounts and percentages of the Company’s equity securities, which holdings have consistently increased over time. Our board of directors has fostered and encouraged such high levels of equity ownership in the interest of providing the strongest-possible incentive to align the interests of our executive officers and directors with those of our stockholders. Our board of directors has facilitated these objectives by heavily weighting the compensation to our executive officers and directors in the form of Company equity, including through the payment of substantially all consideration in connection with the Company’s Internalization in Company equity rather than in cash, our compensation committee structuring the Company’s executive compensation program using Company equity as significant components of base and incentive compensation, and through its support for the prospective election made by certain of our executive officers to receive not only their incentive compensation for 2019 and 2020, but also, in the cases of our Chief Executive Officer and our President, their respective base salaries for 2020 and 2021, primarily (if not entirely) in the form of restricted shares of our Class A Common Stock or LTIP Units rather than in cash. Our board of directors believes that an absolute prohibition on pledging would run counter to these longstanding objectives, with the unintended and undesirable consequence of leaving our executive officers and directors with no means of accessing legitimate liquidity needs, other than by the sale of their Company securities holdings.

The Pledging Policy entirely prohibits the Company’s executive officers and directors from pledging, or otherwise using as collateral to secure any loan or other obligation, any Company securities that such executive officer or director is required to hold pursuant to the Company’s Stock Ownership Guidelines.

The Pledging Policy prohibits any pledging by executive officers or directors for the purpose of hedging the pledgor’s exposure to fluctuations in the Company’s stock price.

The Pledging Policy strictly limits pledges by our executive officers and directors, subject to audit committee oversight, to only those Company securities they hold in excess of the Stock Ownership Guidelines applicable to them (such excess, to the extent pledged, the “Pledged Shares”). The Pledging Policy requires executive officers and directors to pre-certify and obtain pre-approval from the audit committee for any such new pledging arrangement, and requires re-certification to the audit committee of compliance with the Pledging Policy with respect to existing pledging arrangements. In addition, the Pledging Policy requires all pledgors to annually certify to the audit committee his or her ongoing compliance therewith.

The Pledging Policy further limits the number of permitted Pledges Shares by setting a maximum leverage rate of thirty percent (30%), such that the number of Pledged Shares cannot exceed, on an annual basis, thirty percent (30%) of the time-weighted value of the lender’s entire collateral package, inclusive of the Pledged Shares.

The audit committee monitors compliance with the Pledging Policy by requiring certain certifications from each executive officer or director with a new or existing loan secured in part by Pledged Shares. Prior to entering into any such new pledge, an executive officer or director must certify to the audit committee that the pledge is limited to only such Company securities held in excess of the applicable Stock Ownership Guidelines, and that its sole purpose is not to serve as a hedging arrangement. With respect to previously existing pledge arrangements, promptly following adoption of the Pledging Policy, each executive officer or director must certify to the audit committee that its existing pledge arrangement is not for the sole purpose of serving as a hedging arrangement. In addition, within ten (10) days following each annual meeting of the Company’s stockholders, each pledgor must certify to the audit committee that its Pledged Shares comprised thirty percent (30%) or less of the time-weighted value of the creditor’s collateral package, inclusive of the Pledged Shares.

The Pledging Policy’s restrictions, structuring and certification obligations are intended to mitigate the risks from a forced sale due to a default under the subject loan or as a result of a decline in the market price of our Class A Common Stock, should such market price be the valuation parameter applicable to the lender’s collateral package. First, even if an event occurred that would enable a lender to exercise forced sale rights, the fact that the Pledged Shares are limited to 30% of the time-weighted collateral package means that the lender should have other sources of collateral with which to cover its loan, and thus may not pursue a forced sale, even if authorized to do so. Further, to the extent that the subject loan has covenants tied to the value of its overall collateral package, valuing the Pledged Shares according to the market price of our Class A Common Stock mitigates the risk related to even a precipitous drop in such market price, as such a drop might not result in a significant reduction in the value of the lender’s overall collateral package to the point of causing a default, in which case, all else being equal, the lender would not have a forced sale right at all.

Neither the general market decline in connection with the COVID-19 pandemic, nor the related decline in the closing price per share of our Class A Common Stock by approximately 66% between March 6, 2020 and April 3, 2020, resulted in the forced sale or any other negative event with respect to any Pledged Shares. We believe the absence of such an effect, particularly given the historically severe impact on the market that COVID-19 has had, demonstrates that the safeguards structured into the Pledging Policy to mitigate risk were effective and operated as intended to protect the interests of the Company and our stockholders against a forced sale.

The Pledging Policy simultaneously fulfills the objectives and strategy of the board of directors to further the alignment of stockholder interests by heavily weighting the compensation of our executive officers and directors in Company equity, while recognizing their legitimate need to access liquidity from their earned equity if desired, providing them with a method to do so without having to sell their equity to access that liquidity, thereby reducing their ownership and diluting their alignment with stockholder interests.

Anti-Hedging Policy

Our insider trading policy expressly prohibits the Company’s directors, officers and employees from engaging in any of the following hedging transactions with respect to any Company securities at any time: short sales (including short sales “against the box”); buying or selling puts or calls; buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned by the individual directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and frequent trading to take advantage of fluctuations in share price.

Clawback Policy

Our compensation committee has adopted a policy on the clawback of incentive compensation. The policy is applicable to incentive-based compensation (including equity and equity-based compensation) that is paid, issued or vests based on the achievement of performance objectives (“Incentive Awards”) granted on or after its effective date to current or former executive officers while an executive officer (“Covered Executives”). The policy will be invoked in the event that (a) the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under U.S. federal securities laws (whether or not based on fraud or misconduct) and the board of directors or the compensation committee has not determined that such restatement (i) is required or permitted under GAAP in connection with the adoption or implementation of a new accounting standard or (ii) was caused by the Company’s decision to change its accounting practice as permitted by applicable law, and (b) the performance measurement period with respect to the grant or vesting of such Incentive Awards includes one or more fiscal periods affected by such restatement.

In such event, under the terms of the policy, our board of directors or the compensation committee will determine whether, within three (3) completed fiscal years preceding the restatement date and any interim period, any Covered Executives received Incentive Awards in excess of the amount to which he or she would otherwise have been entitled based on the restated financial statements (such excess amount, “Excess Compensation”). If the board of directors or the compensation committee determines that any Covered Executive received Excess Compensation, the Company will be entitled to recover such Excess Compensation from such Covered Executive, and our board of directors or the compensation committee, in its sole discretion and subject to applicable law, will take such action as it deems necessary to recover such Excess Compensation. Such actions may include (i) requiring repayment or return of prior Incentive Awards made to such Covered Executive, including Incentive Awards not affected by the accounting restatement, (ii) cancelling unvested Incentive Awards, or (iii) adjusting the future compensation of such Covered Executive.

In the event that the board of directors or the compensation committee determines that a Covered Executive’s acts or omissions constituted fraud or misconduct, then in addition to the recovery of Incentive Awards, the board of directors or the compensation committee may (i) take (in the case of the board of directors), or recommend to the board of directors (in the case of the compensation committee), disciplinary action, including termination, and (ii) pursue other available remedies, including legal action.

In addition, each award that may be granted under the Fourth Amended 2014 Incentive Plans will be subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned, as applicable.

Our board of directors and compensation committee recognize that the Dodd-Frank legislation enacted in 2010 may, following rulemaking, require some modification of these policies. Our board of directors and compensation committee intend to review any rules adopted as a result of that legislation and to adopt any modifications to these policies that become required by applicable law.

Compensation Policies and Practices Relating to Risk Management

The compensation committee, with the assistance of FPL, conducts regular analytical reviews focusing on several key areas of the Company’s compensation program for its NEOs and other executive officer, including external market compensation data, pay mix, selection of performance metrics, the goal-setting process, and internal equity (i.e., compensation differences between individuals) on the payment of compensation. These reviews provide a framework for consideration by the compensation committee with respect to whether any of the Company’s current programs, practices or procedures regarding compensation of its NEOs and other executive officer should be altered to help ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.

As a result of this process, the compensation committee has concluded that while a significant portion of the Company’s compensation program for its NEOs and other executive officer is performance-based, the program does not encourage excessive or unnecessary risk-taking. The compensation committee further concluded that the Company’s policies and procedures largely achieve the appropriate balance between the Company’s annual goals and its long-term financial success and growth. While risk-taking is a necessary part of the growth of any business, the compensation committee focuses on aligning the Company’s compensation policies with its long-term interests, and on avoiding short-term rewards for management decisions that could pose long-term risks to the Company, including as follows:

•	Use of Long-Term Compensation. In order to more closely align the interests of the Company’s NEOs and other executive officer with those of its stockholders, more than half of the total compensation payable or potentially payable to our NEOs and other executive officer is non-cash compensation in the form of long-term equity-based awards. This structure is also intended to maximize retention, as such equity-based awards are subject to either time- or performance-based vesting, generally over a period of at least three years (subject to accelerated vesting upon certain terminations of the holder’s employment as described under “Potential Payments Upon Termination or Change-in-Control” below). Such vesting periods encourages our NEOs and other executive officer to focus on sustaining the Company’s long-term performance. Grants of such long-term equity-based awards are typically made annually, so our NEOs and other executive officer generally have unvested awards that could decrease significantly in value if the Company’s business is not managed for the long-term.

•	Stock Ownership Guidelines. The Board has implemented stock ownership guidelines for our NEOs and other executive officer, which are described above under “Stock Ownership Guidelines.” The compensation committee believes that significant ownership of the Company’s Common Stock by its NEOs and other executive officer helps to align the interests of the Company’s management with those of its stockholders, and is consistent with the Company’s commitment to sound corporate governance. As of December 31, 2020, all of our NEOs and our other executive officer were in compliance with our stock ownership guidelines or on track to be compliant within the five-year period specified by the guidelines.

•	Pledging Policy. The Board has adopted a pledging policy, which is described above under “Pledging Policy.” The pledging policy prohibits the Company’s executive officers and directors from pledging, or otherwise using as collateral to secure any loan or other obligation, any Company securities that such executive officer or director is required to hold pursuant to the Company’s Stock Ownership Guidelines. To encourage our executive officers and directors to continue to hold Company securities currently owned by them that are in excess of the amounts required under the Stock Ownership Guidelines, and to encourage them to increase such ownership over time, our executive officers and directors are permitted to pledge only such Company securities held in excess of the Stock Ownership Guidelines applicable to such executive officer or director and subject to certain restrictions and limitations.

•	Anti-Hedging Policy. Our insider trading policy expressly prohibits the Company’s directors, officers and employees from engaging in any of the following hedging transactions with respect to any Company securities at any time: short sales (including short sales “against the box”); buying or selling puts or calls; buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned by the individual directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and frequent trading to take advantage of fluctuations in share price.

•	Clawback Policy. The compensation committee has also adopted a policy on the clawback of incentive compensation, which is described above under “Clawback Policy.” Under the clawback policy, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws (whether or not based on fraud or misconduct) and the Board or the compensation committee has not determined that such restatement is subject to certain exceptions, the Company may recover certain excess incentive-based compensation (including equity and equity-based compensation) that is paid, issued or vests based on the achievement of performance objectives and that is granted on or after the policy’s effective date to current or former NEOs or other executive officers while an NEO or other executive officer.

•	Performance Metrics. The compensation committee further believes in linking pay with performance. In 2020 (as in 2019), the Company used a variety of quantifiable performance metrics for its annual incentive programs, which are described in more detail under “Compensation Discussion and Analysis — Elements of Executive Compensation” and “— 2020 Compensation Decisions.”

In summary, the compensation committee believes that structuring the Company’s executive compensation program such that a considerable amount of the compensation of its NEOs and other executive officer is tied to the Company’s long-term success and share value provides incentives for our NEOs and other executive officer to manage the Company for long-term growth in a prudent manner, and avoids creating disproportionately large short-term incentives that could otherwise serve to promote the taking of risks that would not be in the long-term interests of the Company.

Lending Policies

We may not make loans to our directors, officers or other employees except in accordance with our Amended Code of Business Conduct and Ethics and applicable law.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this 2021 proxy statement.

Submitted by the Compensation Committee
Romano Tio, Chairman
I. Bobby Majumder
Elizabeth Harrison

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee during the fiscal year ended 2020 were Romano Tio, I. Bobby Majumder, and Elizabeth Harrison, each of whom is an independent director. None of these directors has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. Accordingly, during 2020, there were no interlocks with other companies within the meaning of the SEC’s rules.

(1)	The material in the foregoing Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings, other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, where it shall be deemed to be “furnished,” irrespective of any general incorporation language contained in such filing.

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our NEOs in 2020, 2019, and 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
R. Ramin Kamfar	2020	400,000	(5)	549,750	(2)	2,410,455	(6)	—	—	3,360,205
Chairman and CEO	2019	400,000		500,400	(2)	1,375,592	(7)	—	—	2,275,992
	2018	400,000		385,200		3,685,054	(8)	—	—	4,470,254
Jordan B. Ruddy	2020	300,000	(5)	412,313	(2)	723,135	(6)	—	—	1,435,448
President and COO	2019	300,000		375,300	(2)	502,805	(7)	—	—	1,178,105
	2018	300,000		288,900		1,634,251	(8)	—	—	2,223,151
James G. Babb, III	2020	325,000		385,735	(2)	511,018	(6)	—	—	1,221,753
Chief Investment Officer(9)	2019	325,000		406,575	(2)	502,805	(7)	—	—	1,234,380
	2018	325,000		312,975		1,634,251	(8)	—	—	2,272,226
Ryan S. MacDonald	2020	325,000		446,672	(2)	964,178	(6)	—	—	1,735,850
Chief Acquisitions Officer(10)	2019	300,000		375,300	(2)	502,805	(7)	—	—	1,178,105
	2018	250,000		240,750		1,582,179	(8)	—	—	2,072,929
Christopher J. Vohs	2020	262,500		163,980		160,051	(6)	—	—	586,531
Chief Financial Officer &	2019	250,000		156,375		149,422	(7)	—	—	555,797
Treasurer	2018	250,000		120,375		591,219	(8)	—	—	961,594
Michael L. Konig*	2020	300,000		374,813	(2)	723,135	(6)	—	—	1,397,948
Chief Legal Officer & Secretary	2019	300,000		375,300	(2)	502,805	(7)	—	—	1,178,105
	2018	300,000		288,900		1,634,251	(8)	—	—	2,223,151

*	Pursuant to a Services Agreement with his wholly-owned law firm, K&A.

(1)	Amounts shown for 2019 and 2020 for each of Messrs. Kamfar, Babb, Ruddy, MacDonald and Konig reflect payment of the 2019 and 2020 Annual Bonuses in LTIP Units, rather than in cash, by mutual agreement of each such executive officer and the Company. Amounts shown for 2019 and 2020 for Mr. Vohs reflect payment of the 2019 and 2020 Annual Bonuses in cash.

(2)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of LTIP Unit awards issued to the executives in each applicable year. In accordance with SEC disclosure requirements, the amounts for each such year include the full grant date fair value of awards issued under the Incentive Plans. The grant date fair value is computed in accordance with FASB ASC 718, “Compensation-Stock Compensation,” or “ASC 718.”

The actual value of awards with respect to these awards are contingent on continued employment and assumes target performance had been achieved under any long term performance awards. The amounts for 2018 and 2019 were previously reported assuming maximum performance and have been restated to reflect target performance.

(3)	2018 amounts include a one-time grant of an Initial Commitment Award to each such executive officer pursuant to their respective Executive Agreements. The Initial Commitment Awards were issued to each such executive officer on January 1, 2018, in a number of LTIP Units with a full grant date fair value equal (in each case) to the following: $2,435,418 for Mr. Kamfar; $1,217,709 for each of Messrs. Ruddy, Babb, MacDonald, and Konig (through K&A); and $487,080 for Mr. Vohs. Each such Initial Commitment Award vested or will vest and become nonforfeitable in five equal annual installments: the first, on December 31, 2018; and thereafter, on October 31, 2019 and each anniversary thereof, through and including October 31, 2022.

(4)	The executive officers did not receive any non-equity incentive plan compensation in 2018, 2019 or 2020.

(5)	On March 31, 2020, the Compensation Committee approved, and each of Mr. Kamfar and Mr. Ruddy formally elected and agreed to receive, and the Company agreed to pay, (a) 97.0% of the base salary of Mr. Kamfar for the fiscal year ending December 31, 2020, and (b) (i) 66.7% of the base salary of Mr. Ruddy for the first quarter of such fiscal year and (ii) 87.3% of the base salary of Mr. Ruddy for the second, third and fourth quarters of such fiscal year, in Company equity rather than in cash, as more specifically set forth therein. The number of shares of our Class A Common Stock or LTIP Units granted to each of Mr. Kamfar and Mr. Ruddy on the grant dates were determined by dividing the dollar value of each such grant by the volume weighted average closing price of a share of our Class A Common Stock as reported on the NYSE American for the twenty (20) trading days immediately preceding the grant dates.

(6)	Reflects the issuance, on January 1, 2020, of LTIP Units based on a price of $12.05 per LTIP Unit, which was the closing price of a share of our Class A Common Stock as reported on the NYSE American for the trading day immediately preceding the date of grant.

(7)	Reflects the issuance, on January 1, 2019, of LTIP Units based on a price of $9.02 per LTIP Unit, which was the closing price of a share of our Class A Common Stock as reported on the NYSE American for the trading day immediately preceding the date of grant.

(8)	Reflects the issuance (a) on January 1, 2018, of LTIP Units based on a price of $10.11 per LTIP Unit, and (b) on October 4, 2018, of LTIP Units based on a price of $9.37 per LTIP Unit, which were the respective closing prices of a share of our Class A Common Stock as reported on the NYSE American for the trading day immediately preceding the applicable date of grant.

(9)	Mr. Babb served as our Chief Investment Officer until January 2021 and currently serves as our Chief Strategy Officer.

(10)	Mr. MacDonald served as our Chief Acquisitions Officer until January 2021, and currently serves as our Chief Investment Officer.

Grants of Plan-Based Awards for 2020

Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
R. Ramin Kamfar	1/1/2020	(2)	—	—	—	104,791	$1,262,732
	1/1/2020	(3)	52,396	104,791	209,582	—	1,147,723
	4/15/2020	(4)				16,611	99,168
	4/15/2020	(5)				85,960	511,569
	5/22/2020	(6)				16,183	102,762
	8/11/2020	(6)				13,066	98,126
	11/5/2020	(6)				11,459	96,829
Jordan B. Ruddy	1/1/2020	(2)	—	—	—	31,437	$378,816
	1/1/2020	(3)	15,719	31,438	62,875	—	344,319
	4/15/2020	(4)				8,563	51,121
	4/15/2020	(5)				64,268	383,680
	5/22/2020	(6)				10,928	69,393
	8/11/2020	(6)				8,823	66,261
	11/5/2020	(6)				7,738	65,386
James G. Babb III	1/1/2020	(2)	—	—	—	22,216	$267,703
	1/1/2020	(3)	11,108	22,216	44,431	—	243,315
	4/15/2020	(5)				69,623	415,649
Ryan S. MacDonald	1/1/2020	(2)	—	—	—	41,916	$505,088
	1/1/2020	(3)	20,958	41,917	83,833	—	459,090
	4/15/2020	(5)				64,268	383,680
Christopher J. Vohs	1/1/2020	(2)	—	—	—	6,958	$83,844
	1/1/2020	(3)	3,479	6,958	13,916	—	76,207
Michael L. Konig	1/1/2020	(2)	—	—	—	31,437	$378,816
	1/1/2020	(3)	15,719	31,438	62,875	—	344,319
	4/15/2020	(5)				64,268	383,680

(1)	The amounts presented in this column represent the full grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the NEOs in 2020. Pursuant to the rules and regulations of the SEC, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value, including the impact of estimated forfeitures related to service-based vesting conditions, is the amount we would expense in our consolidated financial statements over the award’s vesting schedule. For additional information on our value assumptions, refer to Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC.

(2)	Represents long-term incentive plan units (“LTIP Units”) in Bluerock Residential Holdings, LP (the “Operating Partnership”), of which the Company is the general partner. These LTIP Units will vest ratably over a three year period and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A Common Stock on a one-for-one basis.

(3)	Represents long-term incentive plan units in the Operating Partnership of which the Company is the general partner. These Long Term Performance Awards LTIP Units are subject to a three-year performance period beginning January 1, 2020 and may vest at the end of that period subject to performance criteria and established targets. The LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash, or at the option of the Company and after a one-year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A Common Stock on a one-for-one basis.

(4)	Represents restricted Class A common stock shares of the Issuer issued in lieu of a portion of the NEO’s base salary for the quarter ended March 31, 2020. Each such share of common stock will become vested and nonforfeitable on the first anniversary of the date of grant.

(5)	Represents long-term incentive plan units in the Operating Partnership, of which the Issuer is the general partner. These LTIP Units were issued in lieu of cash payment for the NEO’s 2019 cash bonus and are subject to a one-year vesting period. The LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Issuer, and may then be redeemed for cash, or at the option of the Issuer and after a one-year holding period (including any period during which the LTIP Units were held), settled in shares of the Issuer’s Class A common stock on a one-for-one basis.

(6)	Represents long-term incentive plan units in the Operating Partnership, of which the Issuer is the general partner. These LTIP Units were issued in lieu of a portion of the NEO’s base salary and are subject to a one-year vesting period. The LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Issuer, and may then be redeemed for cash, or at the option of the Issuer and after a one-year holding period (including any period during which the LTIP Units were held), settled in shares of the Issuer’s Class A common stock on a one-for-one basis.

Outstanding Equity Awards at December 31, 2020

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2020:

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Ramin Kamfar	1	/1/2018(2)	96,358	1,220,856	—	—
	1	/1/2018(3)	19,272	244,176	—	—
	1	/1/2018(4)	—	—	35,134	445,148
	10	/4/2018(5)	—	—	22,680	287,356
	1	/1/2019(3)	50,835	644,079	—	—
	1	/1/2019(6)	—	—	76,253	966,121
	1	/1/2020(3)	104,791	1,327,702	—	—
	1	/1/2020(7)	—	—	139,721	1,770,269
	4	/15/2020(8)	16,611	210,461	—	—
	4	/15/2020(9)	85,690	1,085,692	—	—
	5	/22/2020(10)	16,183	205,039	—	—
	8	/11/2020(10)	13,066	165,546	—	—
	11	/5/2020(10)	11,459	145,186	—	—
Jordan B. Ruddy	1	/1/2018(2)	48,179	610,428	—	—
	1	/1/2018(3)	6,423	81,379	—	—
	1	/1/2018(4)	—	—	11,711	148,383
	10	/4/2018(5)	—	—	7,560	95,785
	1	/1/2019(3)	18,591	235,421	—	—
	1	/1/2019(6)	—	—	27,871	353,130
	1	/1/2020(3)	31,437	398,307	—	—
	1	/1/2020(7)	—	—	41,917	531,084
	4	/15/2020(8)	8,563	108,493	—	—
	4	/15/2020(9)	64,268	814,276	—	—
	5	/22/2020(10)	10,928	138,458	—	—
	8	/11/2020(10)	8,823	111,787	—	—
	11	/5/2020(10)	7,738	98,040	—	—
James G. Babb III	1	/1/2018(2)	48,179	610,428	—	—
	1	/1/2018(3)	6,423	81,379	—	—
	1	/1/2018(4)	—	—	11,711	148,383
	10	/4/2018(5)	—	—	7,560	95,785
	1	/1/2019(3)	18,581	235,421	—	—
	1	/1/2019(6)	—	—	27,871	353,130
	1	/1/2020(3)	22,216	281,477	—	—
	1	/1/2020(7)	—	—	29,621	375,294
	4	/15/2020(9)	69,623	882,123	—	—
Ryan S. MacDonald	1	/1/2018(2)	48,179	610,428	—	—
	1	/1/2018(3)	5,620	71,205	—	—
	1	/1/2018(4)	—	—	10,247	129,834
	10	/4/2018(5)	—	—	6,615	83,816
	1	/1/2019(3)	18,581	235,421	—	—
	1	/1/2019(6)	—	—	27,871	353,130
	1	/1/2020(3)	41,916	531,076	—	—
	1	/1/2020(7)	—	—	55,889	708,109
	4	/15/2020(9)	64,268	814,276	—	—
Christopher J. Vohs	1	/1/2018(2)	19,270	244,151	—	—
	1	/1/2018(3)	1,606	20,348	—	—
	1	/1/2018(4)	—	—	2,928	37,098
	10	/4/2018(5)	—	—	1,890	23,946
	1	/1/2019(3)	5,522	69,964	—	—
	1	/1/2019(6)	—	—	8,283	104,941
	1	/1/2020(3)	6,958	88,158	—	—
	1	/1/2020(7)	—	—	9,277	117,544
Michael L. Konig	1	/1/2018(2)	48,179	610,428	—	—
	1	/1/2018(3)	6,423	81,379	—	—
	1	/1/2018(4)	—	—	11,711	148,383
	10	/4/2018(5)	—	—	7,560	95,785
	1	/1/2019(3)	18,581	235,421	—	—
	1	/1/2019(6)	—	—	27,871	353,130
	1	/1/2020(3)	31,437	398,307	—	—
	1	/1/2020(7)	—	—	41,917	531,084
	4	/15/2020(9)	64,268	814,276	—	—

(1)	Based upon the closing price of our Class A Common Stock on December 31, 2020 of $12.67.

(2)	Each LTIP award vests and becomes nonforfeitable as follows: (i) the first, second and third installments vested on December 31, 2018, October 31, 2019 and October 31, 2020, respectively, in the amount of one-fifth (1/5) of the LTIP award and (ii) the fourth and fifth installments will vest on the fourth and fifth anniversaries of October 31, 2017, respectively, in an amount equal to one-fifth (1/5) of the LTIP award; in each case subject to continued employment and other conditions.

(3)	The amount of each such LTIP award was determined as set forth above. Each LTIP award vests and becomes nonforfeitable in three equal installments on each anniversary of the date of grant, subject to continued employment and other conditions.

(4)	Each Initial Long Term Performance Award was granted in the form of LTIP Units for a three-year performance period, with a threshold equal to 50% of that year’s Annual LTIP Award, a target equal to that year’s Annual LTIP Award and a maximum equal to 150% of that year’s Annual LTIP Award, subject to the performance criteria and targets established and administered by the compensation committee. The amounts in the table assume target performance. The actual number of LTIP Units that become fully vested in respect of each such Long Term Performance Award will be based on the attainment, over the three-year performance period, of targets related to relative total stockholder return, relative same store net operating income growth, and inclusion in certain peer indices, as well as a subjective evaluation of the achievement of strategic objectives. Each such Long Term Performance Award will vest and become nonforfeitable effective as of the last day of the performance period. Due to limitations on the number of LTIP Units available for issuance under the 2014 Incentive Plans, these Long Term Performance Awards were, in aggregate, lower than those to which the recipients were entitled pursuant to the terms of their respective Executive Agreements. Upon stockholder approval of the Third Amended 2014 Incentive Plans at the Company’s 2018 annual meeting, such remaining LTIP Units (the “Shortfall LTIP Units”) were issued by the Company to each such recipient at such time. See footnote (5).

(5)	The increased capacity under the Third Amended 2014 Equity Incentive Plans enabled the Company to issue the Shortfall LTIP Units, for a three-year performance period from the date of grant of the Initial Long Term Performance Award, subject to performance criteria and targets established and administered by the compensation committee. Each such Shortfall Long Term Performance Award will vest and become nonforfeitable effective as of the last day of the performance period, subject to certain clawback and termination provisions.

(6)	Each Long Term Performance Award was granted in the form of LTIP Units for a three-year performance period, with a threshold equal to 50% of that year’s Annual LTIP Award, a target equal to that year’s Annual LTIP Award and a maximum equal to 150% of that year’s Annual LTIP Award, subject to the performance criteria and targets established and administered by the compensation committee. The amounts in the table assume target performance. The actual number of LTIP Units that become fully vested in respect of each such Long Term Performance Award will be based on the attainment, over the three-year performance period, of targets related to relative total stockholder return, relative same store net operating income growth, and return on investment on certain redevelopment projects, as well as a subjective evaluation of the achievement of strategic objectives. Each such Long Term Performance Award will vest and become nonforfeitable effective as of the last day of the performance period.

(7)	Each Long Term Performance Award was granted in the form of LTIP Units for a three-year performance period, with a threshold equal to 50% of that year’s Annual LTIP Award, a target equal to that year’s Annual LTIP Award and a maximum equal to 200% of that year’s Annual LTIP Award, subject to the performance criteria and targets established and administered by the compensation committee. The amounts in the table assume target performance. The actual number of LTIP Units that become fully vested in respect of each such Long Term Performance Award will be based on the attainment, over the three-year performance period, of targets related to relative total stockholder return, relative same store net operating income growth, and return on investment on certain redevelopment projects, as well as a subjective evaluation of the achievement of strategic objectives. Each such Long Term Performance Award will vest and become nonforfeitable effective as of the last day of the performance period.

(8)	Each share of restricted Class A common stock was issued in lieu of a portion of the NEO’s base salary for the quarter ended March 31, 2020 and is subject to a one-year vesting period.

(9)	Each LTIP Unit was issued in lieu of cash payment for the NEO’s 2019 annual bonus and is subject to a one-year vesting period.

(10)	Each LTIP Unit was issued in lieu of a portion of the NEO’s base salary and is subject to a one-year vesting period.

Stock Vested in 2020

The following table sets forth certain information with respect to the vesting of LTIP Units for each of our NEOs during the fiscal year ended December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(1)
R. Ramin Kamfar	96,078	$983,528
Jordan B. Ruddy	40,874	$407,243
James G. Babb III	40,874	$407,243
Ryan S. MacDonald	39,937	$396,406
Christopher J. Vohs	14,270	$138,382
Michael L. Konig	40,874	$407,243

(1)	Based on a price of $12.05 and $8.66 per LTIP Unit, which were the closing prices on the NYSE American of one share of Class A Common Stock on January 1, 2020 and October 30, 2020, respectively. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Class A Common Stock.

Narrative Discussion of Summary Compensation Table

We provide additional disclosure below of factors relating to the Summary Compensation Table, including descriptions of the Executive Agreements of our NEOs. For further narrative disclosures concerning the information set forth in the Summary Compensation Table, please see “Compensation Discussion and Analysis” in this proxy statement.

Executive Agreements with our NEOs

We have entered into Employment Agreements with Messrs. Kamfar, Babb, MacDonald, Ruddy, and Vohs, as well as a Services Agreement with Mr. Konig on substantially the same terms as the Employment Agreements. Hereinafter, references to “Executive Agreement(s)” will refer solely to the Employment and/or Service Agreement(s) of our NEOs. The post-termination and severance provisions of these agreements are discussed in “Potential Payments Upon Termination or Change-in-Control” below.

Term.   The Executive Agreements became effective as of the closing of the Internalization on October 31, 2017. The Executive Agreements will continue in effect for an initial term through and including December 31, 2020, subject to automatic renewals of additional successive one-year periods unless either party thereto provides at least sixty (60) days’ advance notice of non-renewal. In connection with the establishment of the compensation structure for our NEOs for fiscal year 2021, the compensation committee and our board of directors evaluated the Executive Agreements and determined their terms and conditions to be consistent with and reflective of the compensation terms established for each of our NEOs for 2021, and thus approved the automatic renewal of the Executive Agreements, each of which automatically renewed effective as of December 31, 2020, and will continue in effect until December 31, 2021. The Executive Agreements provide that each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs, and Mr. Konig, each in their respective capacity as executive officers, can voluntarily terminate his employment or service for any reason upon 60 days’ notice or by sending a notice of non-renewal to the Company, or may resign for good reason. The Company may also terminate the Executive Agreements upon the disability of the executive officer, and the executive officer’s employment or service shall terminate upon such executive officer’s death. The terms “cause,” “disability,” and “good reason,” are discussed in “Potential Payments on Termination or Change-In-Control” below.

Duties.   The Executive Agreements provide that each executive officer will perform duties and provide services to us that are commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as may reasonably be assigned to him from time to time by the board of directors or, in the case of executive officers other than Mr. Kamfar, the Chief Executive Officer. The Executive Agreements further provide that the executive officers will, without additional compensation, also serve on the board of directors of, serve as an officer of, and/or perform such executive and consulting services for, or on behalf of, such subsidiaries of the Company as the board of directors may, from time to time, request. The Executive Agreements also provide that the executive officers will devote substantially all of their business time and attention to the performance of their duties to the Company, but will be permitted to devote time as they determine in good faith to be necessary or appropriate to fulfill their duties to Bluerock and its affiliates, and engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to us.

Compensation.   The Executive Agreements provide that Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, and Mr. Vohs will receive an annual base salary or, in the case of Mr. Konig, an annual base payment, of at least $400,000, $325,000, $250,000, $300,000, $250,000, and $300,000, respectively. Each Executive Agreement provides that each executive officer’s base salary or base payment, as applicable, will be reviewed annually for appropriate increases by the compensation committee, but will not be decreased. Each Executive Agreement further states that each executive officer is eligible to receive an annual incentive bonus payable in cash, and annual grants of time- and performance-based equity awards, in each case as described above in “Compensation Discussion and Analysis —Elements of Executive Compensation” and “— 2020 Compensation Decisions.” Each Executive Agreement provides that each executive officer is entitled to participate in all executive incentive and, except for Mr. Konig, all employee benefit programs of the Company made available to the Company’s senior executives generally, and to be reimbursed for reasonable and customary expenses related to his employment and to paid vacation in accordance with the Company’s policies.

Clawback.   Each Executive Agreement provides that any compensation paid to the executive officer pursuant to the Executive Agreement or any other agreement or arrangement with the Company is subject to mandatory repayment by the executive officer to the Company if and to the extent any such compensation or gain is or becomes subject to (i) the Company’s clawback policy, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

Non-Competition, Non-Solicitation, Intellectual Property, Confidentiality and Non-Disparagement.    The Executive Agreements provide that for the one-year period following the termination of his employment or its service relationship with the Company for any reason, the respective executive officer and K&A will not solicit our employees or exclusive consultants or independent contractors, and for the eighteen-month period following the termination of his employment or its service relationship with us for any reason, each executive officer and K&A will not solicit our investors or customers or compete with us. Each Executive Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the executive officers and K&A on the one hand and us on the other hand to disparage the other.

Parachute Payments.   Each Executive Agreement provides that the executive officer shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any amount payable to or other benefit receivable by the executive officer under their Executive Agreement, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any such amount or benefit deemed to be a “parachute payment” (as defined in Section 280G of the Code) alone or when added to any other amount payable or paid to or other benefit receivable or received by the executive officer which is deemed to constitute a parachute payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the executive officer of an excise tax under Section 4999 of the Code (all such amounts and benefits being referred to as total payments), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the executive officer shall exceed the net after-tax benefit received by the executive officer if no such reduction was made. Net after-tax benefit is defined as (i) the total of all payments and the value of all benefits which the executive officer receives or is then entitled to receive from the Company that would constitute parachute payments, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the executive officer (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

Section 409A.   Each Executive Agreement provides that it is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and the Executive Agreement will be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, each Executive Agreement provides that all of its provisions will be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, each payment made under the Executive Agreement shall be treated as a separate payment. In no event may the executive officer, directly or indirectly, designate the calendar year of payment. The executive officer will be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the Code.

Each Executive Agreement provides that if on the date of the executive officer’s termination of employment, the executive officer is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to the executive officer under the Executive Agreement that are deemed as deferred compensation subject to the requirements of Section 409A of the Code shall be postponed for a period of six months following the executive officer’s “separation from service” with the Company (or any successor thereto). The postponed amounts shall be paid to the executive officer in a lump sum on the date that is six (6) months and one (1) day following the executive officer’s “separation from service” with the Company (or any successor thereto). If the executive officer dies during such six-month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the Code shall be paid to the personal representative of the executive officer’s estate on the sixtieth (60th) day after the executive officer’s death. If any of the cash payments payable pursuant to the Executive Agreement are delayed due to the requirements of Section 409A of the Code, there shall be added to such payments interest during the deferral period at an annualized rate of interest equal to the prime rate as reported in the Wall Street Journal (or, if unavailable, a comparable source) at the relevant time.

All reimbursements provided under the Executive Agreements that constitute deferred compensation under Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the executive officer’s lifetime (or during a shorter period of time specified in the Executive Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

Potential Payments Upon Termination or Change-in-Control

The following section describes potential payments and benefits to the NEOs under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company.

The Executive Agreements with our NEOs provide for payments and other benefits if the NEO’s employment with us is terminated under circumstances specified in his respective Executive Agreement. An NEO’s rights upon the termination of his employment will depend upon the circumstances of the termination. The table below summarizes these rights and the amount of any payments and benefits due under the circumstances specified for the NEO indicated.

Further, certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events; see “— Company Share-Based Plans” below. In addition, the Company may authorize discretionary severance payments to its NEOs upon termination.

Company Share-Based Plans

Fourth Amended 2014 Incentive Plans.   A “Change in Control” under the Fourth Amended 2014 Incentive Plans occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•	there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

•	we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

•	during any period of twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our board of directors.

If we experience a Change in Control, the administrator may, at its discretion, provide that awards (including LTIP Units) that vest, are earned or become exercisable based solely on continued employment or service (“Time-Based Awards”) that are outstanding on the date of such Change in Control will be assumed by the surviving entity, will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity, or will otherwise automatically become fully exercisable, restrictions and conditions on outstanding stock awards will lapse, and performance units, incentive awards or other equity-based awards will become earned and nonforfeitable in their entirety, on such date. Any Time-Based Awards so assumed or replaced with substitute awards in connection with the Change in Control will vest in accordance with their original terms, except that any such assumed or substitute awards for Time-Based Awards originally granted under the Fourth Amended 2014 Individuals Plan will automatically become vested in full on the last day of the holder’s employment if  (A) the holder’s employment or service with the Company, the Successor Entity, or an affiliate thereof is terminated (i) involuntarily without Cause or following non-renewal of the holder’s employment agreement, (ii) voluntarily by the holder with Good Reason, or (iii) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ or service of the Company, the Successor Entity, or the applicable affiliate thereof from the date of such Change in Control until the date of such termination of employment or service.

Awards that are not Time-Based Awards (“Performance Awards”) that are outstanding on the date of such Change in Control must be assumed or replaced with substitute awards granted under the Fourth Amended 2014 Incentive Plans in connection with the Change in Control. Such assumed or substituted Performance Awards will be of the same type of award as the original Performance Awards being assumed or replaced, and will have a value, as of the date of such Change in Control, that is substantially equal to the value of the original Performance Awards. In addition, such assumed or substituted Performance Awards will continue to vest in accordance with the terms and conditions of the original Performance Awards being assumed or replaced; provided, that the performance objectives and measures of the original Performance Awards being assumed or replaced shall be adjusted as the administrator determines is equitably required. Notwithstanding the preceding sentence (and solely with respect to assumed or substitute awards for Performance Awards originally granted under the Fourth Amended 2014 Individuals Plan), if  (A) the holder’s employment with the Company, the Successor Entity, or an affiliate thereof is terminated (i) involuntarily without Cause, (ii) following non-renewal of the employment agreement, if any, between the holder and the Company, the Successor Entity or the applicable affiliate thereof  (if the holder has an employment agreement requiring accelerated vesting in such case), (iii) voluntarily by the holder with Good Reason, or (iv) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ of the Company, the Successor Entity or the applicable affiliate thereof from the date of such Change in Control until the date of such termination of employment, then the assumed or substituted Performance Awards will automatically become vested with respect to a pro rata number of the shares or other securities subject to such assumed or substituted Performance Awards based on the extent to which the performance or other objectives are achieved as of the date of such termination of employment or service. Any portion of any such Performance Awards that does not become so vested will be forfeited.

The administrator may also provide that any Time-Based Awards (or any portion thereof) that become vested in connection with the Change in Control as set forth above may be cancelled, in the sole discretion of the administrator, in exchange for a payment, in cash or shares of our Class A Common Stock or other securities or consideration received by stockholders in the Change in Control transaction, in an amount substantially equal to (i) the price per share of Class A Common Stock received by stockholders (in the case of vested shares of Class A Common Stock), (ii) the amount by which the price per share of Class A Common Stock received by stockholders exceeds the option price or Initial Value (in the case of Options and SARs), and (iii) if applicable, the value of the other securities or property in which a Performance Unit or Other Equity-Based Award is denominated. However, in the case of Options and SARs, if the option price or Initial Value exceeds the price per share of Class A Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the holder.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a Change in Control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a Change in Control, benefits provided under the Fourth Amended 2014 Incentive Plans could be treated as parachute payments. In that event, the Fourth Amended 2014 Incentive Plans provide that the benefits under the Fourth Amended 2014 Incentive Plans, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the Fourth Amended 2014 Incentive Plans and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The Fourth Amended 2014 Incentive Plans also provide that these provisions do not apply to a participant who has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.

Change in Control/Severance Payment Table as of December 31, 2020

The following table estimates the potential payments and benefits to our NEOs upon termination of employment or a change in control of the Company, assuming such event occurs on December 31, 2020. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

Items Not Reflected in Table.   The following items are not reflected in the table set forth below:

•	Accrued salary, bonus and vacation.

•	Welfare benefits provided to all salaried employees having substantially the same value.

•	Amounts outstanding under the Company’s 401(k) plan.

Change in Control and Severance Payments as of December 31, 2020

		Reason for Termination / Acceleration
Name	Benefit	Disability (1)	Company non-renewal (2)	Termination by Company without cause or by Executive for good reason (3)	Change in Control (4)
R. Ramin Kamfar	Cash Severance	$-	$2,775,225	$2,775,225	$2,775,225	(5)
	Acceleration of Share-Based Awards	7,460,632	7,460,632	7,460,632	7,460,632	(6)
	Annual Disability Benefits (7)	120,000	-	-	-
	Other (8)	-	38,675	38,675	38,675
	Total	$7,580,632	$10,274,532	$10,274,532	$10,274,532
Jordan B. Ruddy	Cash Severance	$-	$1,387,613	$1,387,613	$2,081,420	(5)
	Acceleration of Share-Based Awards	3,300,523	3,300,523	3,300,523	3,300,523	(6)
	Annual Disability Benefits (7)	120,000	-	-	-
	Other (8)	-	11,632	11,632	11,632
	Total	$3,420,523	$4,699,768	$4,699,768	$5,393,575
James G. Babb, III	Cash Severance	$-	$1,442,310	$1,442,310	$2,163,465	(5)
	Acceleration of Share-Based Awards	2,838,072	2,838,072	2,838,072	2,838,072	(6)
	Annual Disability Benefits (7)	120,000	-	-	-
	Other (8)	-	35,091	35,091	35,091
	Total	$2,958,072	$4,315,473	$4,315,473	$5,036,628
Ryan S. MacDonald	Cash Severance	$-	$1,471,972	$1,471,972	$2,207,958	(5)
	Acceleration of Share-Based Awards	3,117,240	3,117,240	3,117,240	3,117,240	(6)
	Annual Disability Benefits (7)	120,000	-	-	-
	Other (8)	-	39,638	39,638	39,638
	Total	$3,237,240	$4,628,850	$4,628,850	$5,364,836
Christopher J. Vohs	Cash Severance	$-	$845,355	$845,355	$1,268,033	(5)
	Acceleration of Share-Based Awards	635,253	635,253	635,253	635,253	(6)
	Annual Disability Benefits (7)	120,000	-	-	-
	Other (8)	-	35,444	35,444	35,444
	Total	$755,253	$1,516,052	$1,516,052	$1,938,730
Michael L. Konig	Cash Severance	$-	$1,350,113	$1,350,113	$2,025,170	(5)
	Acceleration of Share-Based Awards	2,952,237	2,952,237	2,952,237	2,952,237	(6)
	Annual Disability Benefits (7)	120,000	-	-	-
	Other (8)	-	30,223	30,223	30,223
	Total	$3,072,237	$4,332,573	$4,332,573	$5,007,630

(1)	Each Executive Agreement provides that the Company may terminate the Executive Officer’s employment, to the extent permitted by applicable law, if the Executive Officer (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or a disability. If the Company terminates the Executive Officer’s employment for disability, the Executive Officer will be entitled to receive the following:

(A) Any unpaid base salary and accrued but unused vacation and/or paid time off (determined in accordance with Company policy) through the date of termination (paid in cash within 30 days, or such shorter period required by applicable law, following the effective date of termination);

(B) Reimbursement for all necessary, customary and usual business expenses and fees incurred and paid by the Executive Officer prior to the effective date of termination in connection with his employment or service upon presentation to the Company of reasonable substantiation and documentation (payable in accordance with the Company’s expense reimbursement policy);

(C) Vested benefits, if any, to which the Executive Officer may be entitled under the Company’s employee benefit plans as provided under his Executive Agreement (payable in accordance with the applicable employee benefit plan), and directors and officers liability coverage pursuant to the applicable provisions of the Executive Agreement for actions and inactions occurring during the term of such agreement, and continued coverage for any actions or inactions by the Executive Officer while providing cooperation under the Executive Agreement (all such benefits set forth under subsection (A) through (C) to this footnote (1), collectively, the “Accrued Benefits”); and

(D) The Executive Officer's outstanding equity awards (x) that are subject solely to time-based vesting conditions shall become fully vested as of Executive Officer's date of termination for disability and (y) that are subject to performance-based vesting conditions, will vest if and to the extent the applicable performance-based conditions are satisfied as of the date of termination (without regard to the original length of the performance period); provided, however, that any performance-based award that vests pursuant to clause (y) will be pro-rated for the actual number of days in the applicable vesting period preceding the date of termination of Executive Officer's employment.

(2)	Each Executive Agreement provides that the Company may elect not to extend the term of such Executive Agreement by giving written notice to the Executive Officer at least sixty (60) days prior to any anniversary of December 31, 2021 (a “Non-Renewal”). In the event that the Executive Officer’s employment is terminated by reason of a Non-Renewal by the Company and the Executive Officer is willing and able, at the time of such Non-Renewal, to continue performing services on the terms and conditions set forth herein for the renewal term that would have occurred but for the Non-Renewal, then the Executive Officer shall be entitled to receive:

(A)	The Accrued Benefits; and,

(B)	If the Executive Officer signs a general release of claims in favor of the Company (subject to the expiration of any applicable or legally required revocation period) within sixty (60) days after the effective date of termination (the “Release Requirement”):

(1) A lump sum cash payment equal to a multiple (the “Severance Multiple”) of (a) three times the sum (in the case of Mr. Kamfar), or (b) two times the sum (in the case of Messrs. Babb, MacDonald, Ruddy, Vohs and Konig), of (i) his base salary, and (ii) his average annual bonus with respect to two prior calendar years (in the case of Messrs. Kamfar, Babb, MacDonald, Ruddy, Vohs and Konig);

(2) A lump sum cash payment in an amount equal to his target bonus for the then-current calendar year, pro-rated for the number of days in such calendar year ending on the effective date of termination;

(3) All outstanding equity-based awards (x) that are subject solely to time-based vesting conditions will become fully vested as of the effective date of termination, and (y) that are subject to performance-based vesting conditions will vest if and to the extent the applicable performance-based vesting conditions are satisfied as of the date of termination (without regard to the original length of the performance period); provided, that any performance-based award that vests pursuant to clause (y) will be pro-rated for the actual number of days in the applicable vesting period preceding the effective date of termination;

(4) If entitled to elect continuation of coverage under any Company group health plan under applicable law, reimbursement for 100% of COBRA premiums incurred for he and his dependents under such plan during the duration of his COBRA continuation;

(5) A lump-sum cash payment of any unpaid base salary or unpaid base payment and accrued but unused vacation and/or paid time off through the date of termination; and

(6) Reimbursement for all necessary, customary and usual business expenses and fees incurred and paid prior to the effective date of termination (all such benefits set forth under this subsection (B) to footnote (2), collectively, the “Release Benefits”).

(3) Under each Executive Agreement, the Company may terminate an Executive Officer’s employment or service at any time without “cause” (defined below) upon not less than sixty (60) days’ prior written notice to the Executive Officer. In addition, the Executive Officer may initiate a termination of employment or service by resigning for “good reason” (defined below).  The Executive Officer must give the Company not less than sixty (60) days’ prior written notice of such resignation.  In addition, the Company may initiate a termination of employment or service by sending a notice of non-renewal of the Executive Agreement to the Executive Officer, as described above. If the Executive Officer satisfies the Release Requirement in these circumstances, the Executive Officer will be entitled to receive the Accrued Benefits and the Release Benefits. If the Executive Officer does not satisfy the Release Requirement in these circumstances, we refer to the termination as a no-release termination.  Upon any no-release termination, the Executive Officer is entitled to receive only the amount due to the Executive Officer under the Company’s then current severance pay plan for employees, if any, and no other payments or benefits will be due under the Executive Agreement to the Executive Officer, but the Executive Officer will be entitled to receive the Accrued Benefits.

Each Executive Agreement defines “cause” as any of the following grounds for termination of the Executive Officer’s employment or service:

i.	the Executive Officer’s conviction of, or plea of guilty or nolo contendere to, a felony (excluding traffic-related felonies), or any financial crime involving the Company (including, but not limited to, fraud, misappropriation or embezzlement of Company assets);

ii.	the Executive Officer’s willful and gross misconduct in the performance of his duties (other than by reason of his incapacity or disability); provided, that the Company’s dissatisfaction with the Executive Officer’s performance shall not constitute “cause”;

iii.	the Executive Officer’s continuous, willful and material breach of the Executive Agreement after written notice of such breach has been given by the Board in its reasonable discretion exercised in good faith; provided that, in no event shall any action or omission in subsection (ii) or (iii) constitute “cause” unless (1) the Company gives notice to the Executive Officer stating that the Executive Officer will be terminated for cause, specifying the particulars thereof in reasonable detail and the effective date of termination (which shall be no less than ten (10) business days following the date on which such written notice is received by the Executive Officer) (the “Cause Termination Notice”), (2) the Company provides the Executive Officer and his counsel with an opportunity to appear before the Board to rebut or dispute the alleged reason for termination on a specified date that is at least three (3) business days following the date on which the Cause Termination Notice is given, but prior to the stated termination date described in clause (1), and (3) a majority of the Board (calculated without regard to the Executive Officer, if applicable) determines that the Executive Officer has failed to materially cure or cease such misconduct or breach within ten (10) business days after the Cause Termination Notice is given to him. For purposes of the foregoing sentence, no act, or failure to act, on the Executive Officer’s part shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company, and any act or omission by the Executive Officer pursuant to the authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel to the Company will be deemed made in good faith and in the best interest of the Company.

Each Executive Agreement defines “good reason” to mean the occurrence of any of the following events without the Executive Officer’s consent:

i.	the assignment to the Executive Officer of duties or responsibilities substantially inconsistent with his title at the Company or a material diminution in the Executive Officer’s title, authority or responsibilities; provided (in the case of Mr. Kamfar only) that failing to maintain Mr. Kamfar as a member of the Board will constitute “good reason”; and provide (in the case of the other Executive Officers) that a change in title or modification of authority or responsibilities in connection with hiring new or elevating other executives as reasonably required or commensurate with the growth of the Company shall not constitute “good reason”;

ii.	a material reduction in base salary, or the annual or long-term target incentive opportunities, of the Executive Officer;

iii.	the Company’s continuous, material and willful breach of the Executive Agreement; or

iv.	the relocation (without the written consent of the Executive Officer) of the Executive Officer’s principal place of employment or service by more than thirty-five (35) miles from its location on the effective date of the Executive Agreement.

Each Executive Agreement provides that (i) “good reason” will not be deemed to exist unless notice of termination on account thereof (specifying a termination date of at least sixty (60) days but no more than ninety (90) days from the date of such notice) is given no later than ninety (90) days after the time at which the event or condition purportedly giving rise to “good reason” first occurs or arises, and (ii) if there exists an event or condition that constitutes “good reason,” the Company will have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition will not constitute “good reason;” provided, however, that the Company’s right to cure such event or condition will not apply if there have been repeated breaches by the Company.

(4)

Pursuant to the Fourth Amended 2014 Incentive Plans, the outstanding Time-Based Awards and Performance Awards held by any Executive Officer may be entitled to accelerated vesting in the event of a “Change in Control” of the Company. Immediate acceleration of vesting upon a Change in Control occurs only with respect to outstanding Time-Based Awards that are not assumed or replaced with a substitute award of substantially equal value by the surviving entity, whereas upon such event, outstanding Time-Based Awards that are so assumed or replaced, and all outstanding Performance Awards, will generally vest in accordance with their original terms and conditions. However, if upon a Change in Control or thereafter, an Executive Officer’s employment or service is terminated (i) involuntarily without “cause,” (ii) following non-renewal of the Executive Officer’s Executive Agreement (if the Executive Agreement requires accelerated vesting in such case), (iii) voluntarily by the Executive Officer with “good reason,” or (iv) on account of the Executive Officer’s death or disability, and the Executive Officer remained in the continuous employ or service of the Company or the successor entity from the date of such Change in Control until the date of such termination, then under the Fourth Amended 2014 Incentive Plans, all such assumed or replaced Time-Based Awards, and all or a pro rata portion (based on the extent to which the applicable performance or other objectives are achieved) of such Performance Awards, will automatically become fully vested as of the last day of the Executive Officer’s employment or service.

In addition, the Executive Agreement of each Executive Officer other than Mr. Kamfar provides that if a Change in Control of the Company occurs and, upon or within 18 months thereafter, the Company terminates the Executive Officer’s employment or service without “cause” or the Executive Officer terminates his employment or service for “good reason,” then the Executive Officer shall be entitled to receive (A) the Accrued Benefits; and (B) if the Executive Officer satisfies the Release Requirement, the Release Benefits, except that the Severance Multiple shall be three rather than two. The “Change in Control” provision in the Executive Agreement of each Executive Officer other than Mr. Kamfar serves to change the Severance Multiple to be used in calculating the amount of cash severance to which each such Executive Officer may be entitled, under the preceding circumstances, in the event of a Change in Control, but does not affect or accelerate the vesting, in such event, of the outstanding Time-Based Awards or Performance Awards held by the Executive Officer.

The Executive Agreement of each Executive Officer other than Mr. Kamfar defines “Change in Control” to have the same meaning as the same term under the Fourth Amended 2014 Incentive Plans, which definition is set forth above under “Potential Payments Upon Termination or Change-in-Control—Company Share-Based Plans.”

(5)

Amount reflects the occurrence of a Change in Control and, (A) upon or within 18 months thereafter, (i) the Company’s termination of the Executive Officer’s employment or service without “cause” or (ii) the Executive Officer’s termination of his employment or service for “good reason,” and (B) the Executive Officer’s satisfaction of the Release Requirement, thereby triggering, under the Executive Agreement of each of Messrs. Babb, MacDonald, Ruddy, Vohs and Konig, a cash severance payment calculated using a Severance Multiple of three rather than two.

(6)	Amount reflects accelerated vesting of (i) all Time-Based Awards outstanding as of 12/31/20, and (ii) approximately 47% of Performance Awards outstanding as of 12/31/20.

(7)	$120,000 represents the maximum amount paid under the Company’s Long-Term Disability Plan to an employee if disabled for 90 consecutive days and the employee was eligible to receive the long-term disability payments. $120,000 represents the aggregate of maximum monthly payments of $2,000 payable as a long-term disability benefit for a maximum of 5 years or to age 70 (such payments would continue for the length of the disability).

(8)	Represents COBRA payments for a maximum of 18 months.

 In the event of the death of an Executive Officer during the term of their Executive Agreement, the Executive Officer will be entitled to receive (i) the Accrued Benefits, and (ii) all outstanding equity awards (a) that are subject solely to time-based vesting conditions, which will become fully vested as of the date of such Executive Officer’s death, and (b) that are subject to performance-based vesting conditions, which will vest if and to the extent the applicable performance-based vesting conditions are satisfied as of the date of such Executive Officer’s death (without regard to the original length of the performance period); provided, however, that any performance-based award that vests and becomes payable pursuant to clause (b) will be pro-rated for the actual number of days in the applicable performance period preceding the Executive Officer’s death.

In the event of (i) the Company’s termination of an Executive Officer’s employment or service at any time for “cause” or (ii) voluntary termination by the Executive Officer without “good reason” upon sixty (60) days’ prior written notice to the Company, the Executive Officer will be entitled to receive the Accrued Benefits. In such event, all payments and benefits under the Executive Agreement will otherwise cease, and all then-unvested awards or benefits will be forfeited.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Ramin Kamfar, Chief Executive Officer (the “CEO”):

For 2020, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $153,300; and

•	the annual total compensation of the CEO for purposes of determining the CEO pay ratio was $3,360,205.

The annual total compensation is based on compensation earned from January 1, 2020 through December 31, 2020.

Based on this information, for 2020, the ratio of the annual total compensation of Mr. Kamfar, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 21.92 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows: (a) we determined that, as of December 31, 2020, our employee population consisted of approximately 55 individuals, and (b) to identify the “median employee” from our employee population, we collected actual base salary, bonus earned (including, when applicable, any such amount paid in Company equity), and any overtime paid during the period from January 1, 2020 through December 31, 2020.

Compensation of Directors

During 2020, the independent directors’ compensation consisted of cash and equity retainers amounting to $55,000 and $85,000, respectively. In addition, the lead independent director, the audit committee chairman, the compensation committee chairman, the investment committee chairman and the nominating and corporate governance chairman received annual retainers of $25,000, $20,000, $15,000, $15,000 and $12,500, respectively. Each member of the audit committee, the compensation committee, the nominating and corporate governance committee and the investment committee received annual retainers of $10,000, $10,000, $7,500, and $5,000, respectively. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

We have provided below certain information regarding compensation earned by and paid to our directors during fiscal year 2020 (amounts in thousands).

Name	Fees Paid in Cash in 2020	LTIP Unit Awards(1)	Total
Elizabeth Harrison(2)	$73	$86	$159
Kamal Jafarnia(3)	70	86	156
I. Bobby Majumder(4)	123	86	209
Romano Tio(5)	103	86	189
R. Ramin Kamfar	—	—	—

(1)	Reflects 7,126 LTIP Units granted under the Fourth Amended 2014 Individuals Plan to Ms. Harrison, Mr. Jafarnia, Mr. Majumder and Mr. Tio, each a non-employee director. The amounts reported for each non-employee director reflect the grant date fair value of the award based on the closing price of the shares on January 1, 2020 (i.e. $12.05).

(2)	Includes standard Board retainer of $55,000, compensation committee member retainer of $10,000, and nominating and corporate governance committee member retainer of $7,500.

(3)	Includes standard Board retainer of $55,000, audit committee member retainer of $10,000, and investment committee member retainer of $5,000.

(4)	Includes standard Board retainer of $55,000, lead independent director retainer of $25,000, audit committee chairman retainer of $20,000, compensation committee member retainer of $10,000, and nominating and corporate governance committee chairperson retainer of $12,500.

(5)	Includes standard Board retainer of $55,000, compensation committee chairman retainer of $15,000, audit committee member retainer of $10,000, investment committee chairman retainer of $15,000, and nominating and corporate governance committee member retainer of $7,500.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy

Our board of directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. The purpose of this policy is to describe the procedures used to identify, review and approve any existing or proposed transaction, arrangement, relationship (or series of similar transactions, arrangements or relationships) in which (a) we, our Operating Partnership or any of our subsidiaries were, are or will be a participant, (b) the aggregate amount involved exceeds $120,000, and (c) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of the current fiscal year was, a director, director nominee, or executive officer of the Company, (ii) any beneficial owner of more than 5% of our stock, or (iii) any immediate family member of any of the foregoing persons.

Under this policy, our audit committee is responsible for reviewing and approving or ratifying each related person transaction or proposed related person transaction. In determining whether to approve or ratify a related person transaction, the audit committee is required to consider all relevant facts and circumstances of the related person transaction available to the audit committee and to approve only those related person transactions that are in the best interests of the Company, as the audit committee determines in good faith. No member of the audit committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person. A copy of our related person transaction policy is available in the Investor Relations section of our website (http://ir.bluerockresidential.com/governance-documents) under the tab “Governance Documents.”

Related Person Transactions

This section describes related party transactions between us and our directors, executive officers and 5% stockholders and their immediate family members that occurred since the beginning of the fiscal year ended December 31, 2020.

Affiliate Transactions

As described further below, we have entered into agreements with certain affiliates pursuant to which they will provide services to us. Our independent directors have reviewed the material transactions between our affiliates and us since the beginning of 2020. Set forth below is a description of such transactions and the independent directors’ determination of their fairness.

Administrative Services Agreement

In October 2017, the Company, the Operating Partnership, and Bluerock TRS Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Operating Partnership (the “the OP Sub”), and REIT Operator (collectively, the “Company Parties,” and each, a “Company Party”) entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with Bluerock Real Estate, L.L.C. (“BRRE”) and its affiliate, Bluerock Real Estate Holdings, LLC (“BREH,” and together with BRRE, “Bluerock”). Pursuant to the Administrative Services Agreement, Bluerock provides the Company with certain human resources, investor relations, marketing, legal and other administrative services (the “Services”). The Services are provided on an at-cost basis, generally allocated based on the use of such Services for the benefit of our business, and are invoiced on a quarterly basis. In addition, the Administrative Services Agreement permits, from time to time, certain of our employees to provide or cause to be provided services to Bluerock, on an at-cost basis, generally allocated based on the use of such services for the benefit of the business of Bluerock and invoiced on a quarterly basis, and otherwise subject to the terms of the Services provided by Bluerock to us under the Administrative Services Agreement. Our payment invoices and other amounts payable under the Administrative Services Agreement will be made in cash or, in the sole discretion of the Board, in the form of fully-vested LTIP Units.

We have the right to renew the Administrative Services Agreement for successive one-year terms upon sixty (60) days written notice prior to expiration. We renewed the Administrative Services Agreement for 2019, and on August 4, 2020, we delivered written notice to BREH of our intention to renew the Administrative Services Agreement for an additional one-year term, to expire on October 31, 2021. The Administrative Services Agreement automatically terminates (i) upon our termination of all Services, or (ii) in the event of our non-renewal. Any Company Party can also terminate the Administrative Services Agreement with respect to any individual Service upon written notice to the applicable Bluerock entity, in which case the specified Service will discontinue as of the date stated in such notice, which date must be at least ninety (90) days from the date of such notice. Further, either Bluerock entity can terminate the Administrative Services Agreement at any time upon the occurrence of a “Change of Control Event” (as defined therein) upon at least one hundred eighty (180) days prior written notice to us.

Pursuant to the Administrative Services Agreement, Bluerock is responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees of Bluerock (or their affiliates or permitted subcontractors) assigned to perform the Services, as well as such employees’ worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees.

In the event of  (i) the failure by any Company Party to pay for Services as required under the Administrative Services Agreement, (ii) any material default by either Bluerock entity in the due performance or observance of any term or agreement in the Administrative Services Agreement, or (iii) the adjudication of any party as insolvent and/or bankrupt, or the appointment of a receiver or trustee for any party or its property, or the approval of a petition for reorganization or arrangement under any bankruptcy or insolvency Law, or the filing by any party of a voluntary petition in bankruptcy, or the consent by any party to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”), then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to immediately terminate the applicable Service(s) and/or the Administrative Services Agreement and its participation with the Defaulting Party thereunder; and (B) in the case of a default under clause (i) or (ii), to terminate the applicable Service(s) and/or the Administrative Services Agreement and its participation with the Defaulting Party thereunder if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default. The Company Parties have each agreed that in the event of the termination of the Administrative Services Agreement or of a Service thereunder, the obligation of Bluerock to provide the terminated Services, or to cause the terminated Services to be provided, shall immediately cease.

The Company and Bluerock have also entered into a Leasehold Cost-Sharing Agreement (the “Leasehold Cost-Sharing Agreement”) with respect to the lease for our New York headquarters (the “NY Lease”), to provide for the allocation and sharing between us and Bluerock of the costs thereunder, including costs associated with tenant improvements. The NY Lease permits us and certain of our respective subsidiaries and/or affiliates to share occupancy of the New York headquarters with Bluerock. Under the Leasehold Cost-Sharing Agreement, if there is a change in control of either us or Bluerock: (i) the allocation of costs under the Current NY Premises Sublease shall be modified to thereafter allocate such costs based on the average of the cost-sharing percentages between us and Bluerock over the four most recently-completed calendar quarters immediately preceding the change in control date (or shall be the average cost-sharing percentages over such shorter period, if the change in control occurs earlier than the completion of four calendar quarters) and (ii) the entity for which the change in control occurs shall be responsible, at its own cost and expense, to obtain the approval of the landlord and refit the Current NY Premises into physically separated workspaces, one for Bluerock and one for us, with the percentage of space for each approximately equal to the average of the historical cost-sharing percentages discussed immediately above. Under the NY Lease, the Company, through the Operating Partnership, issued a $750,000 letter of credit as a security deposit, and Bluerock is obligated under the Leasehold Cost-Sharing Agreement to indemnify and hold us harmless from loss if there is a claim under such letter of credit. Payment by us of any amounts payable under the Leasehold Cost- Sharing Agreement to Bluerock will be made in cash or, in the sole discretion of the Board, in the form of fully-vested LTIP Units.

The amounts paid or payable to Bluerock for the year ended December 31, 2020 are as reflected in the following table (amounts in thousands):

	Approximate Dollar Value of Mr. Kamfar’s Interest In Company Incurred Amounts	Year Ended December 31, 2020
Administrative Services Agreement
Expense reimbursements	$2,014	$2,014
Offering expense reimbursements	957	957
Leasehold Cost-Sharing Agreement
Expense reimbursements	$752	$752
Capitalized cost reimbursements	35	35

Stockholders Agreement

In connection with the closing of the Internalization, the Company and the owners of the former Manager (the “Contributors”) entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which the Company may grant certain registration rights for the benefit of the Contributors and impose certain limitations on the voting rights of the Class C Common Stock, in each case as a condition to the consummation of the transactions contemplated by the Contribution Agreement.

Pursuant to the Stockholders Agreement, each Contributor, in respect of any Class A Common Stock that they may receive in connection with any redemption or conversion, as applicable, of any OP Units or Class C Common Stock received as a result of the Internalization (“Registrable Shares”), may require us from time to time to register the resale of their Registrable Shares under the Securities Act on a registration statement filed with the SEC. The Stockholders Agreement grants each Contributor certain rights to demand a registration of some or all of their Registrable Shares (a “Demand Registration”) or to request the inclusion of some or all of their Registrable Shares in a registration being effected by us for itself or on behalf of another person (a “Piggyback Registration”), in each case subject to certain customary restrictions, limitations, registration procedures and indemnity provisions. We are obligated to use commercially reasonable efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter.

The ability to cause us to effect a Demand Registration is subject to certain conditions. We are not required to effect such registration within 180 days of the effective date of any prior registration statement with respect to our Class A Common Stock and may delay the filing for up to 60 days under certain circumstances.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Registrable Shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Stockholders Agreement specifies the priority in which Registrable Shares are to be included.

Pursuant to the Stockholders Agreement, the Contributors have agreed to limit certain of their voting rights with respect to the Class C Common Stock. If, as of the record date for determining our stockholders that are entitled to vote at any annual or special meeting of our stockholders or for determining our stockholders that are entitled to consent to any corporate action by written consent, the holders of the Class C Common Stock own shares of Class C Common Stock (the “Subject Shares”) representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of our capital stock that have voting rights on the matters being voted upon at such meeting (such number of Subject Shares representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of our capital stock with voting rights being referred to as the “Excess Shares”), then at each such meeting or in each such action by written consent the holders of the Subject Shares will vote or furnish a written consent in respect of the Excess Shares, or cause the Excess Shares to be voted or consented, in each case, in such manner as directed by a majority of the members of our Board. All Subject Shares other than the Excess Shares may be voted for or against any matter in the sole and absolute discretion of the holder of the Class C Common Stock.

Dealer Manager Agreement for Series B Preferred Offering

In conjunction with the offering of the Series B Preferred Stock, we entered into a dealer manager agreement (the “Series B Dealer Manager Agreement”) with Bluerock Capital Markets, LLC (“Bluerock Capital Markets”), our affiliate, pursuant to which it assumed dealer manager responsibilities for our Series B Preferred Offering. Pursuant to the Series B Dealer Manager Agreement, Bluerock Capital Markets will receive up to 7.0% and 3.0% of the gross offering proceeds from the offering as selling commissions and dealer manager fees, respectively. The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers and incurs costs in excess of the 10.0%, which costs are borne by the dealer manager without reimbursement by the Company. On December 20, 2019, we made the final issuance of Series B Preferred Stock pursuant to the Series B Preferred Offering, and on February 11, 2020, the Board formally approved the termination of the Series B Preferred Offering.

Dealer Manager Agreement for Series T Preferred Stock Offering

In conjunction with the offering of Series T Preferred Stock, we entered into a dealer manager agreement (the “Series T Dealer Manager Agreement”) with Bluerock Capital Markets, pursuant to which it assumed dealer manager responsibilities for our Series T Preferred Offering. Pursuant to the Series T Dealer Manager Agreement, Bluerock Capital Markets will receive up to 7.0% and 3.0% of the gross offering proceeds from the offering as selling commissions and dealer manager fees, respectively. The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers and incurs costs in excess of the 10.0%, which costs are borne by the dealer manager without reimbursement by the Company.

Summary of Fees and Reimbursements to Dealer Manager

Summarized below are the fees earned and expenses reimbursable to Bluerock Capital Markets, our affiliated dealer manager, and any related amounts payable for the year ended December 31, 2020 (amounts in thousands):

	Approximate Dollar Value of Mr. Kamfar’s Interest In REIT Incurred Amounts	Incurred for the Year Ended December 31, 2020
Type of Compensation
Selling Commissions	$16,954	$16,954
Dealer Manager Fees	7,266	7,266
Total:	$24,220	$24,220

The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers, and incurs costs in excess of the 10.0%, which costs are borne by the dealer manager without reimbursement by the Company.

Transactions with Affiliates of Our Former Manager

We have entered into several transactions with five private real estate funds that are affiliates of Bluerock, an affiliate of our former Manager, in connection with our investments. Bluerock Special Opportunity + Income Fund, LLC (“Fund I”), Bluerock Growth Fund (“BGF”) and Bluerock Growth Fund II (“BGF II”) are managed and controlled by Bluerock. Bluerock Special Opportunity + Income Fund II, LLC (“Fund II”) and Bluerock Special Opportunity + Income Fund III, LLC (“Fund III”, together with Fund I, BGF, BGF II and Fund II, the “Bluerock Funds”) are managed and controlled by a wholly owned subsidiary of Bluerock. Mr. Kamfar and a family owned limited liability company are the indirect owners of 100% of the membership interests of Bluerock, and certain of our and our former Manager’s officers are also officers of Bluerock.

Arlo Mezzanine Financing

We have provided a $27.5 million mezzanine loan (the “Arlo Mezz Loan”) to BR Morehead JV Member, LLC (the “Arlo JV Member”), an affiliate of the former Manager. On March 30, 2020, we increased our mezzanine loan commitment to the Arlo JV Member to $32.0 million. The Arlo Mezz Loan was secured by the Arlo JV Member’s approximate 95.0% interest in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an unaffiliated third party, which developed a 286-unit Class A apartment community located in Charlotte, North Carolina. The Arlo Mezz Loan was to mature on the earliest to occur of: (i) July 1, 2025, (ii) the date of sale or transfer of property, or (iii) such earlier date, by declaration of acceleration or otherwise, on which the final payment of principal becomes due. The Arlo Mezz Loan bore interest at a fixed rate of 15% with regular monthly payments being interest only and could be prepaid without penalty.

In conjunction with the Arlo development, the Arlo property owner, which was owned by an entity in which we had an equity interest, entered into a $34.5 million construction loan (the “Arlo Construction Loan”) with an unaffiliated party, which was secured by the Arlo property. The Arlo Construction Loan was to mature on June 29, 2020 and bore interest on a floating basis on the amount drawn based on LIBOR plus 3.75%, subject to a minimum of 4.25%. In addition, the Arlo property owner entered into a $7.3 million mezzanine loan with an unaffiliated party, which was secured by the membership interest in the joint venture which developed the Arlo property. The mezzanine loan was to mature on June 29, 2020 and bore interest at a fixed rate of 11.5%.

On March 31, 2020, the Arlo property owner refinanced the Arlo Construction Loan and entered into a $43.0 million senior mortgage loan (“senior loan”) secured by the Arlo property and used the proceeds in part to pay off the outstanding principal balances, in full, of the previous construction loan of $33.6 million and mezzanine loan provided by an unaffiliated third party of $7.3 million. The Arlo property owner accounted for the refinancing as an extinguishment of debt. The senior loan was to mature on April 1, 2025 and bore interest at a floating basis of the greater of LIBOR plus 1.65% or 2.65%, with interest-only payments during the term of the senior loan. On or after April 1, 2022, the loan could be prepaid without prepayment fee or yield maintenance.

The Arlo property was sold on December 15, 2020. Upon the sale, the mezzanine loan provided by the Company was paid off for $31.1 million, which included principal repayment of $30.9 million and accrued interest of $0.2 million.

Cade Boca Raton Mezzanine Financing

We had provided a $14.0 million mezzanine loan (the “Boca Mezz Loan”) to BRG Boca JV Member, LLC (the “Boca JV Member”), an affiliate of the former Manager. The Boca Mezz Loan was secured by the Boca JV Member’s approximate 90.0% interest in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an unaffiliated third party, which developed a 90-unit Class A apartment community located in Boca Raton, Florida known as Cade Boca Raton. The Boca Mezz Loan bore interest at a fixed rate of 15.0% with regular monthly payments being interest-only. The Boca Mezz Loan was to mature on March 11, 2022 and could be prepaid without penalty.

On December 19, 2019, we received a paydown of $3.6 million on the Boca Mezz Loan, reducing the outstanding principal balance to $10.1 million. Additionally, we negotiated with Fund II to contribute the remaining balance of the Boca Mezz Loan in exchange for 89.25% of the common membership interest in Boca JV Member and sole management control of Boca JV Member. At December 31, 2019, we consolidated the Boca JV Member.

On October 26, 2020, we sold Cade Boca Raton.

Domain at The One Forty Mezzanine Financing

We have provided a $24.5 million mezzanine loan (the “Domain Mezz Loan”), of which $24.2 million has been funded as of December 31, 2020, to BR Member Domain Phase 1, LLC (the “Domain JV Member”), an affiliate of the former Manager. The Domain Mezz Loan is secured by the Domain JV Member’s approximate 95% interest in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an unaffiliated third party, which developed a 299-unit Class A apartment community located in Garland, Texas known as Domain at The One Forty. The Domain Mezz Loan matures on the earliest to occur of: (i) the latest to occur of (a) March 11, 2022 and (b) the applicable maturity date under any extension granted under any construction financing, or (ii) the date of sale or transfer of property, or (iii) such earlier date, by declaration of acceleration or otherwise, on which the final payment of principal becomes due. The Domain Mezz Loan bears interest at 15% in 2019, 5.5% in 2020, 4.0% in 2021 and 3.0% thereafter, and has regular monthly payments that are interest-only. The Domain Mezz Loan can be prepaid without penalty. We have a 50.0% participation in any profits achieved in a sale after repayment of the Domain Mezz Loan and we and Fund II each receive full return of our respective capital contributions.

In conjunction with the Domain at The One Forty development, the Domain at The One Forty property owner, which is owned by an entity in which we have an equity interest: (i) entered into a $30.3 million construction loan (the “Domain Construction Loan”) secured by the Domain at The One Forty property, and (ii) entered into a $6.4 million mezzanine loan secured by the membership interest in the joint-venture which developed the Domain at The One Forty property. Both the Domain Construction Loan and the mezzanine loan were entered into with unaffiliated parties and had maturity dates of March 3, 2020. The Domain Construction Loan could be prepaid without penalty, whereas the mezzanine loan could be prepaid provided the lender received a minimum profit and 1.0% exit fee. On December 12, 2019, the Domain at The One Forty property owner refinanced the Domain Construction Loan and entered into a $39.2 million senior mortgage loan (the “Domain Senior Loan”) secured by the Domain at The One Forty property and used the proceeds in part to pay off the outstanding balances, in full, of the Domain Construction Loan and mezzanine loan. The Domain Senior Loan matures on January 5, 2023 and bears interest at a floating basis of LIBOR plus 2.20%, but no less than 3.95%, with interest-only payments through the initial term of the loan. The Domain Senior Loan contains two one-year extension options, and if extended, payments during the extension period shall be based on thirty-year amortization. On or after July 5, 2021, the senior loan may be prepaid without penalty.

Motif Mezzanine Financing

We have provided a $74.6 million mezzanine loan (the “Motif Mezz Loan”, formerly the Flagler Mezz Loan) to BR Flagler JV Member, LLC (the “Motif JV Member”, formerly the Flagler JV Member), an affiliate of the former Manager. The Motif Mezz Loan is secured by the Motif JV Member’s 97% interest in a multi-tiered joint venture along with Fund II and Fund III, affiliates of the former Manager, and an unaffiliated third party (the “Motif JV”, formerly the Flagler JV), which developed a 385-unit Class A apartment community located in Fort Lauderdale, Florida known as Motif. The Motif Mezz Loan bears interest at 12.9% and has regular monthly payments that are interest-only. The Motif Mezz Loan has a maturity date of March 28, 2023 and can be prepaid without penalty.

We have the right of first offer to purchase the member’s ownership interests in the Motif JV Member, or, if applicable, to purchase Motif if the Motif JV Member exercises its rights under the Motif JV to cause the sale of Motif.

In conjunction with the Motif development, the Motif property owner, which is owned by an entity in which we have an equity interest, entered into an approximately $70.4 million construction loan (the “Motif Construction Loan”) with an unaffiliated party, of which $67.8 million is outstanding as of December 31, 2020, and which is secured by the Motif development. The Motif Construction Loan matures on March 28, 2022, contains a one-year extension option, subject to certain conditions, and can be prepaid subject to payment of a make-whole premium and exit fee. The Motif Construction Loan bears interest at the greater of 5.0% or a rate of LIBOR plus 3.85%, with interest only payments until March 28, 2022 and future payments after extension based on thirty-year amortization.

On March 31, 2020, we received a paydown of $8.0 million on the Motif Mezz Loan, reducing the outstanding principal balance to $66.6 million. On May 8, 2020, at the request of the Motif JV Member, we amended the Motif Mezz Loan agreement to re-lend the $8.0 million to the Motif JV Member. We funded the full $8.0 million during the second quarter 2020 to the Motif JV Member, increasing the outstanding Motif Mezz Loan balance to $74.6 million as of December 31, 2020.

On January 27, 2021, the Motif property owner entered into a $88.8 million bridge loan (the “Motif Bridge Loan”) secured by the Motif property and used the proceeds in part to pay off the outstanding balance, in full, of the Motif Construction Loan. The Motif Bridge Loan matures on August 1, 2023, contains a six-month extension option, subject to certain conditions, and bears interest at a floating basis of LIBOR + 3.70%, subject to a minimum interest rate of 3.85%, with interest-only payments through the term of the loan. The Motif Bridge Loan may be prepaid, subject to an exit fee, without prepayment penalties beginning (i) August 1, 2021 if prepayment is being made in connection with the lender providing a permanent mortgage loan, or (ii) February 1, 2022 otherwise.

On March 29, 2021, we entered into an amended and restated Motif Mezz Loan with Motif JV Member to increase our loan commitment to $88.6 million, of which $76.7 million has been funded as of March 31, 2021. As part of the agreement, we agreed to reduce, after December 31, 2021, the Motif Mezz Loan’s current fixed rate of 12.9% per annum as follows: 9.0% per annum for the calendar year 2022 and 6.0% per annum for the calendar year 2023 and thereafter. In conjunction with entering the amended and restated Motif Mezz Loan, we entered into an amended operating agreement for Motif JV Member with Fund II and Fund III. In consideration for us reducing the Motif Mezz Loan interest rate, Fund II and Fund III agreed to (a) admit BRG Flagler Village Profit Share, LLC (the “Motif PS”), a wholly-owned subsidiary of ours, as an additional member of Motif JV Member, (b) grant Motif PS a 50% participation in any profits achieved in a sale after repayment of the Motif Mezz Loan and we, Fund II and Fund III each receive full return of our respective capital contributions, and (c) grant us a right to compel Motif JV Member to refinance and/or sell the Motif property beginning January 1, 2023. The Motif Mezz Loan matures on March 29, 2026 and can be prepaid without penalty.

Novel Perimeter Mezzanine Financing

We had provided a $20.6 million mezzanine loan (the “Perimeter Mezz Loan”) to BR Perimeter JV Member, LLC (the “Perimeter JV Member”), an affiliate of the former Manager. On May 5, 2020, we increased our mezzanine loan commitment to the Perimeter JV Member to $23.8 million. In exchange for increasing our loan commitment, we received the right to exercise an option to purchase, at the greater of a 2.5 basis point discount to fair market value or 15% internal rate of return for Fund III, an affiliate the former Manager, up to a 100% common membership interest in the Perimeter JV Member. The Perimeter Mezz Loan was secured by the Perimeter JV Member’s approximate 60% interest in a multi-tiered joint venture along with Fund III and an unaffiliated third party, which developed a 320-unit Class A apartment community located in Atlanta, Georgia known as Novel Perimeter. The Perimeter Mezz Loan was to mature on the later of December 29, 2021 or the maturity date of the Novel Perimeter Construction Loan, as defined below, as extended, and bore interest at a fixed rate of 15.0%. Regular monthly payments were interest-only during the initial term. The Perimeter Mezz Loan could be prepaid without penalty.

In conjunction with the Novel Perimeter development, the Novel Perimeter property owner, which was owned by an entity in which we had an equity interest, entered into an approximately $44.7 million construction loan (the “Novel Perimeter Construction Loan”) with an unaffiliated party, which was secured by the Novel Perimeter development. The Novel Perimeter Construction Loan was to mature on December 12, 2020 and bore interest at a rate of LIBOR plus 3.00%, with interest only payments until December 12, 2020 and future payments based on thirty-year amortization.

The Novel Perimeter property was sold on December 9, 2020. Upon the sale, the mezzanine loan provided by the Company was paid off for $23.6 million, which included principal repayment of $23.5 million and accrued interest of $0.1 million.

The Park at Chapel Hill Financing

On November 1, 2019, we entered into an agreement to provide a mezzanine loan (“the Chapel Hill Mezz Loan”) in an amount up to $40.0 million to BR Chapel Hill JV, LLC (“BR Chapel Hill JV”), of which $29.5 million was funded upon execution of the agreement. BR Chapel Hill JV owns a 100% interest in BR Chapel Hill, LLC (“BR Chapel Hill”) and is a joint venture with common interests held by Fund I, Fund II, and BR Chapel Hill Investment, LLC, all managed by affiliates of the former Manager. The Chapel Hill Mezz Loan bore interest at a fixed rate of 11.0% per annum with regular monthly payments being interest-only during the initial term. The Chapel Hill Mezz Loan matures on the earliest to occur of: (i) the latest to occur of (a) March 31, 2024 and (b) the applicable maturity date under any extension granted under any construction financing, or (ii) the date of sale or transfer of property, or (iii) such earlier date, by declaration of acceleration or otherwise, on which the final payment of principal becomes due. The Chapel Hill Mezz Loan is secured by the Chapel Hill property and can be prepaid without penalty.

In conjunction with the Chapel Hill Mezz Loan, we provided a $5.0 million senior loan to BR Chapel Hill. The senior loan is secured by BR Chapel Hill’s fee simple interest in the Chapel Hill property. The senior loan matures on March 31, 2024 and bears interest at a fixed rate of 10.0% per annum. Regular monthly payments are interest-only during the initial term. The senior loan can be prepaid without penalty. As of December 31, 2020, the senior loan remains outstanding in full.

On March 31, 2020, we received a paydown of $21.0 million on the Chapel Hill Mezz Loan, reducing the outstanding principal balance to $8.5 million. On May 9, 2020, at the borrower’s request, we amended the Chapel Hill Mezz Loan agreement to permit the Chapel Hill Mezz Loan borrower to re-borrow $2.0 million. We funded the full $2.0 million during the second quarter 2020 to the Chapel Hill Mezz Loan borrower, increasing the outstanding Chapel Hill Mezz Loan balance to $10.5 million.

On August 18, 2020, we entered into an amended and restated mezzanine loan agreement (the “Amended Chapel Hill Mezz Loan”) with BR Chapel Hill JV. As part of the Amended Chapel Hill Mezz Loan, (i) our maximum loan commitment was adjusted to $31.0 million, including all previously advanced amounts outstanding, from the previous commitment amount of $40.0 million, and (ii) the interest rate on the loan was increased to 11.75% per annum from the previous rate of 11% per annum, with 5.25% paid current and 6.5% accrued. As of December 31, 2020, all amounts had been funded under the Amended Chapel Hill Mezz Loan. The loan maturity events and the ability of the loan to be prepaid without penalty did not change from the previous loan.

Vickers Historic Roswell Mezzanine Financing

We have provided an $11.8 million mezzanine loan (the “Vickers Mezz Loan”) to BR Vickers Roswell JV Member, LLC (the “Vickers JV Member”), an affiliate of the former Manager. On December 30, 2020, we increased our mezzanine loan commitment to the Vickers JV Member to $12.4 million, of which $11.9 million had been funded as of December 31, 2020. In exchange for increasing our loan commitment, we received an additional 2.5 basis point discount purchase option and have the right to exercise an option to purchase, at the greater of a 20.0 basis point discount to fair market value or 15% internal rate of return for Fund III, an affiliate the former Manager, up to a 100% common membership interest in the Vickers JV Member. The Vickers Mezz Loan is secured by the Vickers JV Member’s approximate 80% interest in a multi-tiered joint venture along with Fund III, an affiliate of the former Manager, and an unaffiliated third party, which developed a 79-unit Class A apartment community located in Roswell, Georgia known as Vickers Historic Roswell. The Vickers Mezz Loan bears interest at a fixed rate of 15.0% and regular monthly payments are interest-only. The Vickers Mezz Loan matures on the earliest to occur of: (i) the latest to occur of (a) February 26, 2022 and (b) the applicable maturity date under any extension granted under any construction financing, or (ii) the date of sale or transfer of property, or (iii) such earlier date, by declaration of acceleration or otherwise, on which the final payment of principal becomes due. The Vickers Mezz Loan can be prepaid without penalty.

In conjunction with the Vickers Historic Roswell development, the Vickers Historic Roswell property owner, which is owned by an entity in which we have an equity interest, entered into an approximately $18.0 million construction loan (the “Vickers Construction Loan”) with an unaffiliated party, which was secured by the Vickers Historic Roswell development. The Vickers Construction Loan was to mature on December 1, 2020 and could be prepaid without penalty. On December 13, 2019, the Vickers Historic Roswell property owner refinanced the Vickers Construction Loan and entered into a $22.0 million senior mortgage loan (the “Vickers Senior Loan”) secured by the Vickers Historic Roswell property and used the proceeds in part to pay off the outstanding balance, in full, of the Vickers Construction Loan. The Vickers Senior Loan matures on January 1, 2030 and bears interest at a floating basis of LIBOR plus 1.99%, with interest-only payments through the term of the loan. On or after September 28, 2029, the loan may be prepaid without penalty.

Alexan CityCentre Interests

We have made a $15.1 million preferred equity investment in a multi-tiered joint venture along with BGF, BGF II, Fund II and Fund III, all affiliates of the former Manager, and an unaffiliated third party (the “Alexan CityCentre JV”), which developed a 340-unit Class A apartment community located in Houston, Texas, known as Alexan CityCentre. We earn a preferred return of 15.0% and 20.0% on our $6.5 million and $8.6 million preferred equity investments, respectively. The Alexan CityCentre JV is required to redeem our preferred membership interest plus any accrued but unpaid return on the earlier date which is six months following the maturity of the loan, detailed below, including extension and refinancing, or any earlier acceleration or due date.

The Alexan CityCentre property owner, which is owned by an entity in which we have an equity interest, entered into a $55.1 million construction loan modification agreement, which was secured by its interest in the Alexan CityCentre property (the “Alexan Development”). The loan was to mature on January 1, 2020 and bore interest per annum equal to the prime rate plus 0.5% or LIBOR plus 3.0%, at the borrower’s option. On April 26, 2019, the Alexan CityCentre owner: (i) entered into a $46.0 million senior mortgage loan, (ii) entered into a $11.5 million mezzanine loan with an unaffiliated party, and (iii) used the proceeds from the senior loan and mezzanine loan to pay off the outstanding balance, in full, of the construction loan. The senior loan and mezzanine loan both provide for earnout advances, subject to certain restrictions, of $2.0 million and $0.5 million, respectively, for total loan commitments of $48.0 million and $12.0 million, respectively. The loans bear interest at a floating basis of the greater of LIBOR plus 1.50% or 3.99% on the senior loan, and the greater of LIBOR plus 6.00% or 8.49% on the mezzanine loan. The senior loan and mezzanine loan both: (i) have regular monthly payments that are interest-only during the initial term, (ii) have initial maturity dates of May 9, 2022, (iii) contain two one-year extension options, and (iv) can be prepaid in whole prior to maturity provided the lender receives a stated spread maintenance premium.

Alexan Southside Place Interests

We have made a $24.9 million preferred equity investment in a multi-tiered joint venture along with Fund II and Fund III, affiliates of the former Manager, and an unaffiliated third party (the “Alexan Southside JV”), which developed a 270-unit Class A apartment community located in Houston, Texas, known as Alexan Southside Place. Alexan Southside Place is developed upon a tract of land under an 85-year ground lease. The joint venture adopted ASU No. 2016-02 as of January 1, 2019, and as such, has recorded a right-of-use asset and lease liability of $17.1 million as of December 31, 2020. The Alexan Southside JV is required to redeem our preferred membership interest plus any accrued but unpaid return on the earlier date which is six months following the maturity of the loan, detailed below, including extension and refinancing, or any earlier acceleration or due date.

In conjunction with the Alexan Southside development, the joint venture, which is owned by an entity in which we have an equity interest, entered into a $31.8 million construction loan secured by its interest in the Alexan Southside Place property. The loan was to mature in April 2019 and bore interest on a floating basis on the amount drawn based on the base rate plus 1.25% or LIBOR plus 2.25%, at the borrower’s option. On April 12, 2019, the joint venture: (i) entered into a $26.4 million senior mortgage loan, (ii) entered into a $6.6 million mezzanine loan with an unaffiliated party, and (iii) used the proceeds from the senior loan and mezzanine loan to pay off the outstanding balance, in full, of the construction loan. The senior loan and mezzanine loan both provide for earnout advances, subject to certain restrictions, of $2.4 million and $0.6 million, respectively, for total loan commitments of $28.8 million and $7.2 million, respectively. The loans bear interest at a floating basis of the greater of LIBOR plus 1.50% or 3.99% on the senior loan, and the greater of LIBOR plus 6.00% or 8.49% on the mezzanine loan. The senior loan and mezzanine loan both: (i) have regular monthly payments that are interest-only during the initial term, (ii) have initial maturity dates of May 9, 2022, (iii) contain two one-year extension options, and (iv) can be prepaid in whole prior to maturity provided the lender receives a stated spread maintenance premium.

On November 9, 2018, we entered into an amended agreement with Fund II and Fund III (together “the Funds”) that reduced our preferred return in exchange for certain grants made by the Funds. Our previous per annum preferred return of 15.0% was reduced as follows: 6.5% in 2019, 5.0% in 2020 and 3.5% thereafter. The Funds agreed to (i) grant us a right to compel a sale of the project beginning November 1, 2021 and (ii) grant us a 50.0% participation in any profits achieved in a sale after we receive our full preferred return and repayment of principal, and the Funds receive full return of their capital contributions. The Funds are obligated to fund their pro rata share of future capital calls, absent a default event. If a default event shall occur and is continuing at the time of a sale, we would be entitled to 100.0% of the profits after the Funds receive full return of their capital contributions. Additionally, we agreed to extend the mandatory redemption date of our preferred equity to be reflective of any changes in the construction loan maturity date as a result of refinancing.

On March 25, 2021, the Alexan Southside Place property was sold. Our preferred equity investment of $10.1 million, which is net of the $15.9 million provision for credit loss recorded in the fourth quarter 2020 (as noted below), was classified as a related party receivable at March 31, 2021 as certain proceeds from the sale were not distributed by quarter end. The receivable was included in due from affiliates in our consolidated balance sheet. Of the $10.1 million investment, we received $9.8 million in April 2021 with the remaining $0.3 million expected to be received before year end. The remaining amount represents a holdback for a six-month representations and warranty period related to the sale.

Whetstone Apartments Interests

We made a $12.9 million preferred equity investment in a multi-tiered joint venture along with Fund III, an affiliate of the former Manager, and an unaffiliated third party, to acquire a 204-unit Class A apartment community located in Durham, North Carolina known as Whetstone Apartments. We earned a 6.5% preferred return on our investment until April 1, 2017 when Whetstone Apartments ceased paying its preferred return on a current basis. The preferred return was accrued, except for payments totaling $0.5 million received in 2019 and the accrued preferred return of $2.6 million as of December 31, 2019 is included in due from affiliates in the consolidated balance sheets.

On October 6, 2016, the Whetstone Apartments property owner, which is owned by an entity in which we have an equity interest, entered into a mortgage loan of approximately $26.5 million. The loan was to mature on November 1, 2023 and was secured by the Whetstone Apartments property. The loan bore interest at a fixed rate of 3.81% and regular monthly payments are based on thirty-year amortization. The loan could be prepaid with the greater of 1.0% prepayment fee or yield maintenance until October 31, 2021, and thereafter at par. The loan was nonrecourse to us and the joint venture partners with certain standard scope non-recourse carve-outs for certain deeds, acts or failures to act on our behalf and that of the joint venture partners.

On January 22, 2020, through a subsidiary of our Operating Partnership, we entered into a membership interest purchase agreement to purchase 100% of the common membership interest in BR Whetstone Member, LLC from Fund III for approximately $2.5 million. In conjunction with this transaction, BR Whetstone Member, LLC, along with BRG Avenue 25 TRS, LLC, a wholly-owned subsidiary of our Operating Partnership, entered into a membership purchase agreement to purchase the right to all the economic interest promote and the common membership interest of 7.5% held in the Whetstone Apartments joint venture from an unaffiliated member of the joint venture for approximately $1.9 million.

On January 24, 2020, we closed on the sale of Whetstone Apartments and recovered our preferred equity investment and accrued preferred return.

Current Policies and Procedures Relating to Conflicts of Interest

Amended Code of Business Conduct and Ethics

We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our former Manager or Bluerock or their respective officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. However, our Amended Code of Business Conduct and Ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as officers and employees of our former Manager and of Bluerock who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our Amended Code of Business Conduct and Ethics, after considering the relevant facts and circumstances of any actual conflict of interest, our board of directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest for executive officers or directors, and must be promptly disclosed to stockholders. Waivers for other personnel may be made by our Chief Executive Officer. Waivers of our Amended Code of Business Conduct and Ethics will be required to be disclosed in accordance with the NYSE American and SEC requirements. A copy of our Amended Code of Business Conduct and Ethics is available in the Investor Relations section of our website (http://ir.bluerockresidential.com/governance-documents) under the tab “Governance Documents.”

Interested Director and Officer Transactions

Pursuant to the Maryland General Corporation Law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the transaction void or voidable if:

•	the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Related Person Transaction Policy

Our board of directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. Our related person transaction policy is described under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy.” A copy of our related person transaction policy is available in the Investor Relations section of our website (http://ir.bluerockresidential.com/governance-documents) under the tab “Governance Documents.”

Clawback Policy

Our compensation committee has adopted a policy on the clawback of incentive compensation. We are pleased that it has not been necessary for us to invoke this policy. The policy is applicable to incentive-based compensation (including equity and equity-based compensation) that is paid, issued or vests based on the achievement of performance objectives (“Incentive Awards”) granted on or after its effective date to current or former executive officers while an executive officer (“Covered Executives”). The policy will be invoked in the event that (a) the Company is required to restate its financial statements, due to material noncompliance with any financial reporting requirement under U.S. federal securities laws (whether or not based on fraud or misconduct) (and the board of directors or the compensation committee has not determined that such restatement (i) is required or permitted under GAAP in connection with the adoption or implementation of a new accounting standard or (ii) was caused by the Company’s decision to change its accounting practice as permitted by applicable law), and (b) the performance measurement period with respect to the grant or vesting of such Incentive Awards includes one or more fiscal periods affected by such restatement.

In such event, under the terms of the policy, our board of directors or the compensation committee will determine whether, within three (3) completed fiscal years preceding the restatement date and any interim period, any Covered Executives received Incentive Awards in excess of the amount to which he or she would otherwise have been entitled based on the restated financial statements (such excess amount, “Excess Compensation”). If the board of directors or the compensation committee determines that any Covered Executive received Excess Compensation, the Company will be entitled to recover such Excess Compensation from such Covered Executive, and our board of directors or the compensation committee, in its sole discretion and subject to applicable law, will take such action as it deems necessary to recover such Excess Compensation. Such actions may include (i) requiring repayment or return of prior Incentive Awards made to such Covered Executive, including Incentive Awards not affected by the accounting restatement, (ii) cancelling unvested Incentive Awards, or (iii) adjusting the future compensation of such Covered Executive.

In the event that the board of directors or the compensation committee determines that a Covered Executive’s acts or omissions constituted fraud or misconduct, then in addition to the recovery of Incentive Awards, the board of directors or the compensation committee may (i) take (in the case of the board of directors), or recommend to the board of directors (in the case of the compensation committee), disciplinary action, including termination, and (ii) pursue other available remedies, including legal action.

In addition, each award that may be granted under the Fourth Amended 2014 Incentive Plans will be subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned, as applicable.

Our board of directors and compensation committee recognize that the Dodd-Frank legislation enacted in 2010 may, following rulemaking, require some modification of these policies. Our board of directors and compensation committee intend to review any rules adopted as a result of that legislation and to adopt any modifications to these policies that become required by applicable law.

Lending Policies

We may not make loans to our directors, officers or other employees except in accordance with our Amended Code of Business Conduct and Ethics and applicable law.

Independent Registered Public Accounting Firm

Grant Thornton LLP (“Grant Thornton”) has served as our independent registered public accounting firm since March 11, 2019. The appointment of Grant Thornton as our independent registered public accountants was unanimously approved by the audit committee of our board of directors.

We expect that a representative of Grant Thornton will be present at the Annual Meeting. The representative of Grant Thornton will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

In order to ensure that the provision of the auditing services, and all permitted non-audit services, performed for us by our independent auditors (including the fees and terms thereof) do not impair the auditors’ independence, the audit committee approved, on March 26, 2014, the Amended and Restated Audit Committee Charter, which includes an Audit Committee Pre-Approval Policy for Audit and Non-audit Services. The Audit Committee Pre-Approval Policy for Audit and Non-audit Services requires the audit committee to pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. In addition, the audit committee, may, in its discretion, delegate one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

Since October 15, 2009, when we became a reporting company under Section 15(d) of the Exchange Act, all services rendered by our independent auditors have been pre-approved in accordance with the policies and procedures described above.

Principal Auditor Fees and Services

The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Grant Thornton for the years ended December 31, 2020 and December 31, 2019, are set forth in the table below (amounts in thousands):

	2020	2019
Audit fees	$650	$738
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$650	$738

For purposes of the preceding table, professional fees are classified as follows:

•	Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•	Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees — These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, the independent auditors devote more time and have access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2020 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Grant Thornton, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence, and discussed with Grant Thornton their independence from us. In addition, the audit committee considered whether Grant Thornton’s provision of non-audit services is compatible with Grant Thornton’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

June 24, 2021	The Audit Committee of the Board of Directors: I. Bobby Majumder (Chairman) Kamal Jafarnia Romano Tio

PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding, advisory vote, commonly referred to as a “say-on-pay” vote, is not intended to address any specific item of compensation, but instead relates to the information set forth in the “Compensation Discussion and Analysis” section of this proxy statement regarding our executive compensation program.

The vote on this Proposal 2 will not be binding on the Company, our board of directors or our compensation committee, and it will not be construed as overruling any decision by us or our board of directors or creating or implying any change to, or additional, fiduciary duties for us or our board of directors. However, the compensation committee of our board of directors, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our NEOs, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, our compensation committee will seek to understand the concerns that influenced the vote and evaluate whether any actions are necessary to address those concerns in making future decisions affecting our executive compensation program.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our board of directors believes that our compensation program is directly linked to our business objectives of generating income for our stockholders and growing our market capitalization. For example:

•	Our compensation committee may grant our NEOs equity awards under our Fourth Amended 2014 Equity Incentive Plans. Our NEOs will receive cash compensation, and may be granted equity awards by our compensation committee under the Fourth Amended 2014 Incentive Plans, as set forth under “Compensation Discussion and Analysis — Overview of Compensation Program and Philosophy.” Such awards are intended to align the interests of our NEOs with those of our stockholders, thereby allowing our NEOs to share in the creation of value for our stockholders through stock appreciation and dividends.

•	Such equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our Company.

•	These awards further provide flexibility to us in our ability to attract, motivate and retain the best executive talent.

Resolution

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that Bluerock Residential Growth REIT, Inc.’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, compensation tables and other related disclosure.”

The appointed proxies will vote your shares of Common Stock as you instruct, unless you submit your proxy without instructions. Where no such vote is cast, they will vote FOR this Proposal 2.

Vote Required

Under our bylaws, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this Proposal 2. Abstentions and broker non-votes will have no effect on the result of the votes on this Proposal 2, but they will count toward the establishment of a quorum.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE NON-BINDING, ADVISORY RESOLUTION
REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. After careful consideration and in recognition of the importance of this matter to our stockholders, the board of directors has determined that it is in the best interests of the Company to seek the ratification by our stockholders of the audit committee’s selection of Grant Thornton as our independent registered public accounting firm. We expect that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For the Company’s most recently completed fiscal year, the year ended December 31, 2020, Grant Thornton was independent registered public accounting firm for the Company, and completed the audit of the Company’s consolidated financial statements for the year ended December 31, 2020, which were filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

At the Annual Meeting, you and the other stockholders will vote for, against or abstain from voting to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The appointed proxies will vote your shares of Common Stock as you instruct, unless you submit your proxy without instructions. This proposal is considered “routine” under NYSE American rules, so brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Where no such vote is cast, the appointed proxies will vote FOR this proposal.

Vote Required

Under our bylaws, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve Proposal 3. Abstentions will have no effect on the result of the votes on this proposal, but they will count toward the establishment of a quorum.

If this proposal is not approved by our stockholders, the adverse vote will be considered a direction to our audit committee to consider other auditors. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the fiscal year ending December 31, 2021 will stand, unless our audit committee determines there is a reason for making a change.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and any persons beneficially owning more than 10% of our outstanding shares of Common Stock, to file with the SEC reports with respect to their initial ownership of our Common Stock and reports of changes in their ownership of our Common Stock. As a matter of practice, our administrative staff and outside counsel assists our directors and executive officers in preparing these reports, and typically file those reports on behalf of our directors and executive officers. Based solely on a review of the copies of such forms filed with the SEC during fiscal year 2020 and on written representations from our directors and executive officers, we believe that during fiscal year 2020, except for one Form 4 for each of Michael DiFranco, Jordan Ruddy and Ryan MacDonald, and one Form 3 for The Cypress Trust, all of our directors and executive officers filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

If a stockholder wishes to nominate an individual for election to the board of directors or propose other business at the 2022 annual meeting, our bylaws require that the stockholder give advance written notice to our secretary, Michael L. Konig, at our executive offices no earlier than January 26, 2022 and no later than 5:00 p.m., Eastern Time, on February 25, 2022. However, if we hold our 2022 annual meeting before July 13, 2022, or after September 9, 2022, stockholders must submit proposals no earlier than 150 days prior to the 2022 annual meeting date and no later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2022 annual meeting date or the tenth (10th) day after announcement of the 2022 annual meeting date. The mailing address of our executive offices is 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Whether you plan to attend the virtual Annual Meeting or not, we urge you to have your vote recorded. Stockholders can submit their votes by proxy by following the instructions provided on the Notice Regarding the Availability of Proxy Materials or on the proxy card.

The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/BRG2021 and enter the 12-digit control number included in your Notice Regarding the Availability of Proxy Materials, on the proxy card you received, or in the instructions that accompanied your proxy materials. Online check-in will begin at 10:45 a.m. Eastern Time. Please allow time for online check-in procedures.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Your Vote Counts! BLUEROCK RESIDENTIAL GROWTH REIT, INC. 1345 AVENUE OF THE AMERICAS, 32ND FLOOR NEW YORK, NEW YORK 10105 BLUEROCK RESIDENTIAL GROWTH REIT, INC. 2021 Annual Meeting Vote by August 11, 2021 11:59 PM ET You invested in BLUEROCK RESIDENTIAL GROWTH REIT, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on August 12, 2021. Vote Virtually at the Meeting* August 12, 2021 11:00 AM Virtually at: www.virtualshareholdermeeting.com/BRG2021 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1 For complete information and to vote, visit www.ProxyVote.com Control # D55918-P58939 Get informed before you vote View the Notice of Meeting, Proxy Statement and 2020 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 29, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D55919-P58939 01) R. Ramin Kamfar 02) I. Bobby Majumder 03) Romano Tio 04) Elizabeth Harrison 05) Kamal Jafarnia 1. The election of the nominees listed below to serve as Directors until the Annual Meeting of Stockholders to be held in the year 2022 and until their successors are elected and qualified (except as marked to the contrary). NOMINEES: 2. The approval of the non-binding advisory resolution on the compensation of our named executive officers as disclosed in the proxy statement. 3. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. For For For

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. D55915-P58939 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. BLUEROCK RESIDENTIAL GROWTH REIT, INC. 1345 AVENUE OF THE AMERICAS, 32ND FLOOR NEW YORK, NEW YORK 10105 1. The election of the nominees listed below to serve as Directors until the Annual Meeting of Stockholders to be held in the year 2022 and until their successors are elected and qualified (except as marked to the contrary). The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2020 Annual Report to Stockholders. 3. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. 2. The approval of the non-binding advisory resolution on the compensation of our named executive officers as disclosed in the proxy statement. 01) R. Ramin Kamfar 02) I. Bobby Majumder 03) Romano Tio 04) Elizabeth Harrison 05) Kamal Jafarnia THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS 1, 2 AND 3. NOMINEES: BLUEROCK RESIDENTIAL GROWTH REIT, INC. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BRG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D55916-P58939 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement and 2020 Annual Report to Stockholders are available at www.bluerockresidential.com. BLUEROCK RESIDENTIAL GROWTH REIT, INC. 1345 Avenue of the Americas, 32nd Floor New York, New York 10105 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints R. Ramin Kamfar and Jordan B. Ruddy, and each with full power of substitution to represent and vote as designated on the reverse side, all the shares of Class A Common Stock and Class C Common Stock of Bluerock Residential Growth REIT, Inc. held of record by the undersigned as of June 11, 2021 at the Annual Meeting of Stockholders on August 12, 2021, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (Continued and to be signed on the reverse side.)